UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Fuel Tech, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FUEL TECH, INC.

27601 Bella Vista Parkway

Warrenville, Illinois 60555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 16, 2018

To the Stockholders of Fuel Tech, Inc.:

The annual meeting of stockholders of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), will be held Wednesday, May 16, 2018, at 10:00 a.m. local time at the offices of Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555 (Annual Meeting), to consider and vote on the following items, each of which is explained in the attached proxy statement (Proxy Statement). We have enclosed a proxy card or a voting instruction form for your use in voting.

1.	To elect six directors;

2.

To approve a proposal to adopt an amendment to the Company’s Certificate of Incorporation to: (i) effect a reverse stock split of our outstanding Common Stock at a ratio of not less than one-for-five (1:5) and not more than one-for-ten (1:10), and (ii) to reduce proportionately the shares of Common Stock authorized for issuance;

3.	To approve an amendment to Fuel Tech’s 2014 Long-Term Incentive Plan to increase the number of shares available under that plan by 1,200,000 shares;

4.	To ratify the appointment of RSM US LLP as Fuel Tech’s independent registered public accounting firm;

5.	To conduct an advisory vote to approve executive compensation; and

6.	To transact any other business that may properly come before the meeting or at any adjournment thereof.

Only stockholders of record at the close of business on March 22, 2018 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available ten days before the meeting for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours at 27601 Bella Vista Parkway, Warrenville, Illinois 60555. That list will also be available for inspection at the Annual Meeting. Fuel Tech’s Annual Report on Form 10-K for the year ended December 31, 2017 (referred to in this proxy statement as the “Annual Report on Form 10-K” or “Annual Report”) is enclosed with this Notice of Annual Meeting and Proxy Statement.

FUEL TECH, INC.

Albert G. Grigonis

Secretary

March 26, 2018

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

For Internet or telephone voting, please refer to the instructions on the proxy card or voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Annual Meeting to be Held on May 16, 2018. Fuel Tech’s Proxy Statement and Annual Report to Stockholders are available at: www.envisionreports.com/FTEK.

This Proxy Statement contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

Proxy Statement

FUEL TECH ANNUAL MEETING

The Meeting

The Board of Directors (Board) of Fuel Tech, Inc., a Delaware corporation (Company or Fuel Tech), is soliciting your votes on the enclosed form of proxy. The proxy is for use in voting your Fuel Tech shares at the 2018 annual meeting of stockholders (Annual Meeting). Any one of the persons you appoint on the form of proxy will be your representative to vote your shares at the Annual Meeting according to your instructions. The Annual Meeting will be at the offices of Fuel Tech, 27601 Bella Vista Parkway, Warrenville, Illinois 60555 on Wednesday, May 16, 2018, at 10:00 a.m. local time. The proxy may also be used at an adjournment of the Annual Meeting.

Shares Eligible to Vote; Quorum

The record date for the Annual Meeting is March 22, 2018. You may vote at the Annual Meeting in person or by a proxy, but only if you were a stockholder of Fuel Tech common stock (Common Stock) at the close of business on the record date. At the record date, according to the records of Computershare Shareowner Services LLC (Computershare), Fuel Tech’s transfer agent, Fuel Tech had 24,132,287 shares of Common Stock outstanding, which represents the total number of shares of Common Stock that stockholders may vote at the Annual Meeting. You may cast one vote for each share you hold. You may also vote via telephone or the Internet according to the instructions on the proxy card or the voting instruction form enclosed. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. You may revoke a proxy by delivering a signed statement to Fuel Tech’s Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date.

The quorum for the Annual Meeting, i.e., the number of shares of Common Stock that must be present in order to have a legally constituted meeting of stockholders, is one-third of the number of shares of Common Stock entitled to vote, or 8,044,096 shares of Common Stock.

The Form of Proxy; Revocability; Voting

You may appoint a proxy, or representative, at the Annual Meeting other than the persons named in Fuel Tech’s enclosed form of proxy. If you do wish to appoint some other person, who need not be a stockholder, you may do so by completing another form of proxy for use at the Annual Meeting. Completed forms of proxy should be mailed promptly to Computershare in the enclosed return envelope.

You may revoke your proxy at any time before it is voted, including at the Annual Meeting. If you sign and send a proxy to Computershare, or send a proxy by the Internet or telephonically, and do not revoke it, the proxy holders will vote the shares of Common Stock it represents at the Annual Meeting in accordance with your instructions. Abstentions and broker non-votes are counted as present in determining whether there is a quorum, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares of Common Stock will be voted in favor of each item on the agenda in accordance with the recommendations of the Board.

Proxy Solicitation; Distribution

Directors and executive officers of Fuel Tech may solicit stockholders’ proxies by mail, telephone or facsimile. Fuel Tech will bear the cost of proxy solicitation, if any.

Fuel Tech first distributed this Proxy Statement and the accompanying Annual Report on Form 10-K on or about April 5, 2018.

AGENDA ITEM NO. 1 ELECTION OF DIRECTORS

The Nominees

Fuel Tech’s stockholders elect the Company’s Board members annually. Messrs. Vincent J. Arnone, Douglas G. Bailey, James J. Markowsky, Thomas S. Shaw, Jr., and Dennis L. Zeitler were each Fuel Tech’s directors for its then five member Board of Directors and were elected by our stockholders at the Company’s 2017 Annual Meeting of Stockholders to serve for a one year term expiring at the 2018 Annual Meeting. On March 8, 2018, on the recommendation of the Nominating and Corporate Governance Committee, the Board expanded to six directors and elected Sharon L. Jones to fill the vacant directorship commencing March 15, 2018 until the 2018 Annual Meeting.

We are asking you to vote for the election of six nominees as directors of Fuel Tech. The nominees were recommended by the Nominating and Corporate Governance Committee of the Board. The term of office of each director is until the next annual meeting or until a successor is duly elected or if before then a director resigns, retires or is removed by the stockholders. The nominees are Vincent J. Arnone, Douglas G. Bailey, Sharon L. Jones, James J. Markowsky, Thomas S. Shaw, Jr., and Dennis L. Zeitler.

In the opinion of the Board, with the exception of Messrs. Arnone and Bailey, all director nominees satisfy the independence requirements of NASD Rule 5605(a)(2). Detail concerning directors’ compensation is set out below under the captions “Executive Compensation” and “Director Compensation.” The following table sets forth certain additional information with respect to the nominees.

Name	Age	Director Since
Vincent J. Arnone	54	2016
Douglas G. Bailey	67	1998
James J. Markowsky	73	2017
Sharon L. Jones	58	2018
Thomas S. Shaw, Jr.	70	2001
Dennis L. Zeitler	69	2013

Each of the nominees identified above are the nominees of the Board for election as directors at the Annual Meeting. Biographical information, including qualifications, regarding each of the nominees is set forth below.

Availability

The nominees have all consented to stand for election and to serve, if elected. Should one or more of these nominees become unavailable or decline to accept election, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Nominating and Corporate Governance Committee. If no substitute nominee is designated prior to the Annual Meeting, the individuals named as proxies on the enclosed proxy card will exercise their discretion in voting the shares of Common Stock that they represent. That discretion may also include reducing the size of the Board and not electing a substitute.

Plurality Voting

A motion will be made at the Annual Meeting for the election as directors of the six nominees. Under Delaware law and Fuel Tech’s bylaws, a vote for a plurality of the shares of Common Stock voting is required for the election of directors. Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Nominating and Corporate Governance Committee in any future decision on nominations.

The affirmative vote of a plurality of the votes cast is required for the election of directors. The Board recommends a vote FOR each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH

Biographical information is presented below concerning Fuel Tech’s directors and the “Named Executive Officers” (or NEOs) as described below. Messrs. V.J. Arnone and James M. Pach are the Executive Officers of the Company. Each of the Company’s Executive Officers is also a NEO. Information about each NEO is provided below in the NEO section.

Directors

Vincent J. Arnone was appointed Chairman of the Board of Directors of Fuel Tech, Inc. on September 1, 2017. Mr. Arnone has been President and Chief Executive Officer and a director of the Company since April 1, 2015; previously he was Executive Vice President and Chief Operating Officer from January 2014 through March 2015; Executive Vice President, Worldwide Operations since September 2010; a consultant to Fuel Tech from time to time from June 2008 through August 2010; Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech from February 2006 through May 2008; Vice President, Treasurer and Chief Financial Officer from December 2003 through January 2006; and Controller and Financial Director from May, 1999 through November 2003. Mr. Arnone’s key leadership roles in the management of Fuel Tech and long experience with Fuel Tech, his depth of experience regarding the establishment and execution of strategies and operational programs in a multi-national environment along with his experiential knowledge regarding financial matters contribute to the Board’s deliberations regarding the business of the Company.

Douglas G. Bailey has been a director of Fuel Tech, Inc. since April 1998. From April 2015 until his retirement from the position effective September 1, 2017, he was Executive Chairman of the Board of Fuel Tech, Inc. Also, previously, Mr. Bailey was President and Chief Executive Officer of Fuel Tech from April 2010 through March 2015, Chairman of the Board of Fuel Tech from January 2010 through March 2015, and Deputy Chairman from 2002 through December 2009. He also previously served as an employee of Fuel Tech from January 1, 2004 through December 31, 2009. Mr. Bailey has been the President of American Bailey Corporation (ABC), a closely held private equity firm, since 1984 and its Chief Executive Officer (CEO) since 1996.

Mr. Bailey’s past leadership and management responsibilities as Executive Chairman and President and Chief Executive Officer of Fuel Tech informs his judgment and participation as a member of Fuel Tech’s Board. His early career began as an engineer with Foster-Miller, Inc. and at Corning, Inc. in a variety of manufacturing and marketing positions. During his subsequent business career, following the founding of ABC, Mr. Bailey, in addition to being ABC’s CEO, served as the CEO of a number of its affiliated companies, bringing to the Fuel Tech Board management ability at senior and executive management levels in a variety of industrial markets. Over the span of more than 35 years, Mr. Bailey has provided board service to a number of other companies including, for example, from 2001 to 2013, serving as a director and chairman of the compensation committee for Endocyte, Inc., a public biotechnology company, along with being a member of its nominating and corporate governance committee. Also, since 2013, Mr. Bailey has served as a director of Nemucore Medical Innovations, Inc. and since mid-2014, has been chairman of its compensation committee. Mr. Bailey also has previous service on the audit committee and as chairman of the compensation committee for Atlantis Components, Inc. This gives him a broad based understanding of the role of a board of directors and its committees, and positions him well to continue to serve on the Board.

Sharon L. Jones was elected to the Board in March, 2018. Previously, Ms. Jones served as Aircraft Protection Vice President and Site Lead for Orbital ATK in 2014 and 2015. Prior to Orbital ATK’s 2014 merger with Alliant Techsystems, Inc., Ms. Jones held a variety of senior leadership positions for Alliant Techsystems, Inc., a Fortune 500 aerospace and munitions leader, including Technology Vice President (2010-2013), Manufacturing Director (2005-2010), Environmental, Safety and Security Director (2002-2005), Program Director (1998-2001) and various management positions in engineering, quality assurance and employee safety and security (1985-1987). Ms. Jones began her career as a research chemist at Dow Chemical Company in 1982.

Ms. Jones’ professional affiliations include membership on the board of directors of the Anoka Technical College Foundation, where she served as vice-president and president. She holds a Master’s of Business Administration degree from the University of St. Thomas, and a Bachelor’s degree in chemistry and a Master’s degree in analytical chemistry from the South Dakota School of Mines and Technology. Ms. Jones has extensive experience in strategic planning, change management and project development, having developed and implemented technical strategies for extending product life cycles and increasing operating efficiency, and collaboratively managing organizational change. Ms. Jones combined experience in product development, change management and implementing safety programs makes her an excellent advisor to help inform the Board’s judgment on a variety of matters.

James J. Markowsky, Ph.D. has been a director of Fuel Tech, Inc. since February, 2017. He also is currently a member of the Board of Directors for Energy Corporation of America since 2011, and Chair of their Audit Committee since July 2016. Previously, Dr. Markowsky served as Assistant Secretary for Fossil Energy, US Department of Energy, in 2009 and 2010. He served as President of Research and Development Solutions, LLC (RDS), in 2004 and 2005. Prior to RDS, Dr. Markowsky served as Executive Vice President, Power Generation, at American Electric Power Service Corporation (AEP) from 1996 to 2000. In 2000, he retired from AEP. Earlier positions of Dr. Markowsky at AEP included Executive Vice President, Engineering and Construction (1993-1996), Senior Vice President and Chief Engineer (1988-1993), Vice President, Mechanical and Environmental Engineering (1988), Vice President, Mechanical Engineering (1987-1988), Assistant Vice President, Mechanical Engineering (1984-1987), AEP Sloan Fellow at Massachusetts Institute of Technology (1980-1981), Manager, Analytical and R&D Section (1977-1984), and Senior Engineer, Mechanical Engineering Division (1971-1977). Dr. Markowsky’s professional affiliations include membership in the National Academy of Engineering and he is an American Society of Mechanical Engineers Fellow. He holds a Bachelor’s degree in Mechanical Engineering from Pratt Institute, Master of Science and doctoral degrees in Mechanical Engineering from Cornell University and a Master of Science degree in Management from Massachusetts Institute of Technology. Dr. Markowsky has extensive experience related to power generation including, during his long and successful AEP career, the management along with the engineering, design, construction and operation of AEP’s then fleet of 21,000 MW of coal-fired power generation, and the management and implementation of R&D activities related to both the environmental and operational performance of fossil power plants. Dr. Markowsky’s combined experience in management and corporate governance makes him an excellent advisor to help inform the Board’s judgment on a variety of matters.

Thomas S. Shaw, Jr. has been a director of Fuel Tech since 2001 and Lead Director since February 2011. In September 2010 Mr. Shaw was elected to serve as Vice Chairman and as a member of the compensation committee of the Board of Trustees of Wilmington University. He also continues to serve as a Trustee and Treasurer and Chairman of the Finance and Audit Committee of Wilmington University. In June 2010 he was appointed to the Delaware Board of Pension Trustees. Mr. Shaw retired in September 2007 from his position as Executive Vice President and Chief Operating Officer of Pepco Holdings, Inc.

With 36 years of managerial experience in the utility industry with Pepco Holdings, Inc. and two of its predecessor companies — Delmarva Power and Conectiv, Mr. Shaw brings to the Fuel Tech Board demonstrated managerial experience at senior and executive levels that includes over 30 years of responsibility for the management, operation, maintenance, engineering and construction of fossil fueled electricity generating plants and their related equipment. He held a variety of positions with the Pepco companies including Power Plant Engineer, Plant Superintendent/Manager, General Manager of Production, Vice President of Production, and President and Chief Operating Officer. Mr. Shaw’s experiential base provides Fuel Tech’s Board with a broad based viewpoint from a utility customer perspective. In addition, during the last 17 years of his career, Mr. Shaw was also responsible for the management and oversight of numerous unregulated, non-utility businesses, including serving as the initial President of Conectiv Energy, the power generation and trading subsidiary of Pepco Holdings, Inc. This business experience has provided Mr. Shaw insights into the operational requirements of a large company and more specifically, a utility, in an array of areas including finance, commercial transactions, corporate governance, executive compensation, human resource matters, merger and acquisition activities, and environmental regulations, all of which makes him a skilled advisor to the Fuel Tech Board.

Dennis L. Zeitler has been a director of Fuel Tech since 2013. Mr. Dennis L. Zeitler served as Senior Vice President and Special Advisor of MSA Safety, Inc. (MSA) from September 4, 2013 to January 1, 2014. Mr. Zeitler served as Senior Vice President, Chief Financial Officer and Treasurer of MSA from June 2007 to September 4, 2013. In his tenure at MSA, Mr. Zeitler held ever increasing positions of responsibility. His earlier positions included Treasurer; Assistant Treasurer; and Manager, Financial Services (1989-1998), Vice President and Treasurer (1998-2000), and Vice President, Chief Financial Officer and Treasurer (2000-2007).

Mr. Zeitler is a highly accomplished Chief Financial Officer and executive manager, serving as MSA’s Chief Financial Officer and Treasurer for thirteen years. MSA is a global leader in the development, manufacture and supply of products that protect people’s health and safety. Mr. Zeitler has a deep understanding of all aspects of global finance for a publicly traded company. During his career with MSA, its global sales volume dramatically increased and the number of countries in which MSA operated expanded substantially. This provided Mr. Zeitler a sophisticated experiential knowledge base regarding financial and Treasury operations and business requirements in a broad array of markets and countries worldwide. In addition to his duties as Chief Financial Officer for MSA, Mr. Zeitler led MSA’s Global Pricing Strategy and Business Development teams, devising and implementing global strategies across all of MSA’s operating elements. He has significant experience dealing with the issues of growing businesses around the world. These experiences and qualifications make Mr. Zeitler an excellent addition to the Fuel Tech Board to help inform the Board’s judgment in these areas.

Named Executive Officers

Vincent J. Arnone, See director entry above.

David S. Collins, 54, served as Senior Vice President, Chief Financial Officer and Treasurer of Fuel Tech from August 2010 until his resignation in March, 2018. Prior to joining Fuel Tech, Inc. Mr. Collins was Audit Partner with Grant Thornton LLP.

William E. Cummings, Jr., 61, has been Senior Vice President, Sales since July 2016. Previously, Mr. Cummings had served as Senior Vice President, APC Sales since January 2009; Vice President, Sales since April 2006; Vice President, Air Pollution Control Sales since May 2000; Director, Utility Sales since April 1998; and Director, Eastern Region since 1994.

Albert G. Grigonis, 67, has been Senior Vice President, General Counsel and Secretary of Fuel Tech since January 2011; previously he was Vice President, General Counsel and Secretary of Fuel Tech from December 2008; Assistant General Counsel from July 2008 and Corporate Counsel since 2003.

James M. Pach, 37, has been Vice President, Treasurer, Controller and Principal Financial Officer of Fuel Tech since March, 2018; previously, he was Acting Treasurer and Principal Financial Officer of Fuel Tech from November, 2017. Prior to such time, Mr. Pach served as the Company’s Assistant Treasurer and Controller from January, 2016. Prior to joining Fuel Tech, Mr. Pach was Assistant Corporate Controller for Century Aluminum Company (CAC) since 2015, and Senior Corporate Accounting Manager for CAC since 2013, Assurance Senior Manager for PricewaterhouseCoopers LLP (PwC) from 2012, and Assurance Manager for PwC from 2010.

There are no family relationships between any of the directors or executive officers.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock known to Fuel Tech as of March 22, 2018 by (i) each person known to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) each of Fuel Tech’s Named Executive Officers; and (iv) all directors and all officers as a group.

Name and Address	No. of Shares	Percentage(1)
Beneficial Owners
Bettye J. Bailey(2)	4,328,973	17.9
Grace & White, Inc.(3)	1,329,820	5.5
Directors and Named Executive Officers(4)
Vincent J. Arnone(5)	389,406	*
Douglas G. Bailey(5)(6)	1,946,878	8.0
David S. Collins(5)	5,813	*
William E. Cummings, Jr.(5)	38,184	*
Albert G. Grigonis(5)	96,468	*
Sharon L. Jones	—	*
James J. Markowsky(5)	64,000	*
James M. Pach	6,859	*
Thomas S. Shaw, Jr.(5)	175,500	*
Dennis L. Zeitler (5)	165,500	*
All Directors and Officers as a Group (22 persons)(5)	3,235,159	13.1

*	Less than one percent (1.0%)
(1)	The percentages in each case are of the outstanding common stock at March 22, 2018 and all RSUs vesting or options exercisable within 60 days thereafter.
(2)	Does not include 245,000 shares held in a family trust. The address of Mrs. Bailey is 9 Greenwich Office Park, Greenwich, Connecticut 06831.
(3)

As reported on a Schedule 13G filed with the Securities Exchange Commission on February 1, 2018. According to its Schedule 13G filing, the address of Grace & White, Inc. is 515 Madison Avenue, Suite 1700, New York, New York 10022.

(4)	The address of each of the above beneficial owners, directors and Named Executive Officers is c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555.
(5)

Includes shares subject to options exercisable presently and within 60 days: for Mr. Arnone, 40,000 shares; for Mr. D. G. Bailey, 54,000 shares; for Mr. Cummings, 10,000 shares; for Mr. Grigonis, 20,000 shares; for Mr. Markowsky, 44,000 shares; for Mr. Shaw, 165,500 shares; for Mr. Zeitler, 115,500 shares; and, for all directors and officers as a group, 519,000 shares.

(6)	Excludes the shares held by a family trust. See footnote (2).

DIRECTOR COMPENSATION

Fuel Tech uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, Fuel Tech considers the role of the directors, the amount of time that directors expend in fulfilling their duties as well as the expertise required of Board members as well as, in the case of stock-based incentive compensation, the availability of shares under the Fuel Tech, Inc. 2014 Long-Term Incentive Plan.

Cash Compensation for Directors

Each non-employee director receives an annual cash retainer of $40,000 for Board service, payable in arrears. There are no meeting fees. In addition, annual cash retainer fees, payable in arrears, for service as Lead Director and Board committee chairperson are: Lead Director-$10,000; Audit Committee Chair-$10,000; Compensation Chair-$7,500; and Nominating & Corporate Governance Chair-$5,000. A day of service by a director at the request of the Chairman is $1,200. Under the Deferred Compensation Plan for Directors, non-employee directors are entitled to defer fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed either in Fuel Tech stock or in cash in a lump sum or over a period of five years, as the director elects.

Equity Compensation for Directors

For each non-employee director there is: (a) a target annual equity award dollar value amount of $30,000, and (b) as of the first business day following each annual meeting of stockholders, an annual equity award to each then incumbent non-employee director by the Board in the form of either:

•

restricted stock units, with all such RSUs awarded vesting upon the earlier of the first anniversary of the award date or the day prior to the first regularly-scheduled annual meeting of the Company’s stockholders following the award date except that the RSUs shall be fully vested upon a change-in-control, or

•	a non-qualified stock option grant of Fuel Tech Common Stock for a term of 10 years, vesting immediately.

As noted in the table below, on December 7, 2017, a non-qualified stock option to purchase 44,000 shares of Fuel Tech Common Stock was awarded to each then seated non-employee director at the exercise price of $0.965 per share, the fair market value of Fuel Tech Common Stock on that date.

DIRECTOR COMPENSATION IN FISCAL YEAR 2017

The following table shows for the Fuel Tech non-employee directors all compensation paid in 2017 on account of fees and equity awards. Directors employed by Fuel Tech or its subsidiaries receive no compensation for their service as directors, and accordingly, during any time he has been employed by Fuel Tech, Mr. Arnone has not received any cash fees or equity awards for his participation on the Board. Disclosure regarding the compensation of Mr. Arnone for fiscal 2017 is contained under the caption “Summary of NEO Compensation” below.

(a)	(b)	(d)	(h)
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Douglas G. Bailey	13,333	29,920	43,253
Sharon L. Jones	—	—	—
James J. Markowsky	39,097	29,920	69,017
Thomas S. Shaw, Jr.	57,500	29,920	87,420
Dennis L. Zeitler	52,400	29,920	82,320

(1)	$0.68 is the fair value per share of each option on the grant date calculated in accordance with FASB ASC Topic No. 718. The amounts shown do not represent cash paid to the directors.

NON-EMPLOYEE DIRECTORS OUTSTANDING STOCK OPTIONS AT 2017 FISCAL YEAR END

The following table shows the outstanding stock options as of December 31, 2017 for non-employee directors as of such date, all of which are fully vested except as noted below.

Name	Grant Date	Number of Securities Underlying Unexercised Options # (Exercisable)	Option Exercise Price ($)
Douglas G. Bailey	05/20/2009	10,000	10.200
	05/07/2017	44,000	0.965
James J. Markowsky	12/07/2017	44,000	0.965
Thomas S. Shaw, Jr.	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
	05/25/2012	10,000	3.550
	05/24/2013	10,000	3.850
	05/23/2014	13,500	5.220
	05/22/2015	21,000	2.450
	05/20/2016	27,000	1.580
	12/07/2017	44,000	0.965
Dennis L. Zeitler	05/24/2013	10,000	3.850
	05/23/2014	13,500	5.220
	05/22/2015	21,000	2.450
	05/20/2016	27,000	1.580
	12/07/2017	44,000	0.965

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships and transactions in which Fuel Tech and its directors and executive officers or their immediate family members are participants or have other conflicts of interest are reviewed and approved by the Audit Committee. Although our Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of a matter. However, the Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

Relationships with American Bailey Corporation

Douglas G. Bailey is President and Chief Executive Officer of ABC; he is also a director and stockholder of ABC. ABC is a sub-lessee under Fuel Tech’s November 2009 lease of its Stamford, Connecticut offices, and was previously the sub-lessee under Fuel Tech’s September 2004 lease for a separate office location. The current lease expires in 2019. In 2017, 2016 and 2015, ABC paid or reimbursed Fuel Tech $164,000, $165,000, and $155,000 for rent and certain lease related and administrative expenses.

Committees of the Board

The Board has three committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Board committee charters is available for viewing on the Fuel Tech web site at www.ftek.com.

Audit Committee

Until May 18, 2017, the Audit Committee was a three-member committee comprised of Mr. W. Grant Gregory (then an independent director of the Company), Mr. Shaw and Mr. Zeitler (Chair). Since May 18, 2017 the Audit Committee is a three-member committee comprised of Messrs. Zeitler (Chair), Markowsky, and Shaw. The Board has determined that each director who served or is currently serving on the Audit Committee, as described above, was an independent director under NASD Rule 5605(a)(2) and also Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has also determined that Mr. Zeitler, in light of his significant experience in positions requiring financial oversight responsibility, is an audit committee member who possesses “financial sophistication” as described in NASD Rule 5605(c)(2)(A). The Board has determined that Mr. Zeitler is an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper recordkeeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations. You may view the Audit Committee Charter on the Fuel Tech web site at www.ftek.com.

Compensation Committee

Until May 18, 2017, the Compensation Committee was a three-member committee comprised of Messrs. Shaw (Chair), Gregory and Zeitler. Since May 18, 2017 the Compensation Committee is a three-member committee comprised of Messrs. Shaw (Chair), Markowsky and Zeitler, each of whom the Board has determined is an independent director under NASD Rule 5605(a)(2).

Upon assessing the independence of Compensation Committee members as set forth by Nasdaq Exchange Listing Standards approved by the SEC effective January 11, 2013, the Board made a determination that each director who served or is serving as a Compensation Committee member satisfies the following member independence criteria:

•

No committee member has received compensation from the Company for any consulting or advisory services nor has any committee member received any other compensatory fees paid by the Company (other than directors’ fees); and

•	No committee member has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Upon assessing the Compensation Committee advisor independence and potential conflicts of interest as set forth by the Nasdaq Exchange Listing Standards approved by the SEC effective January 1, 2013, the Compensation Committee made a determination February 26, 2018 that the Compensation Committee’s compensation advisor, Frederick W. Cook & Co., Inc. (Advisor), satisfied the following independence criteria:

•

The Advisor had not provided in the last completed fiscal year ending December 31, 2017 or any subsequent interim period, any other services to Fuel Tech or its affiliated companies other than the Advisor’s work as a compensation advisor to the Company’s Compensation Committee.

•

Less than 1% of the Advisor’s total revenue was derived from fees paid by the Company in the last completed fiscal year ending December 31, 2017 or any subsequent interim period for work on behalf of the Company’s Compensation Committee.

•	The Advisor had implemented policies and procedures designed to prevent conflicts of interest.

•

Neither the Advisor nor any of its employees serving the Company’s Compensation Committee had any business or personal relationships with any members of the Company’s Compensation Committee or any of the Company’s Executive Officers.

•

Neither the Advisor nor any of its employees serving the Company’s Compensation Committee owned Fuel Tech securities (other than through a mutual fund or similar externally managed investment vehicle).

•

The Advisor was unaware of a relationship by employees of the Advisor serving the Company’s Compensation Committee that could create an actual potential conflict of interest with the Company or its affiliated entities, any members of the Company’s Compensation Committee or any of the Company’s Executive Officers.

The Compensation Committee reviews and approves executive compensation, equity awards, restricted stock units and similar awards, and adoption or revision of benefit, welfare and executive compensation plans in accordance with the Compensation Committee’s Charter. You may view the Compensation Committee Charter on the Fuel Tech web site at www.ftek.com.

Nominating and Corporate Governance Committee

Until May 18, 2017, the Nominating and Corporate Governance Committee was a three-member committee comprised of Messrs. Gregory (Chair), Shaw and Zeitler. Since May 18, 2017, the Nominating and Corporate

Governance Committee is a three-member committee comprised of Messrs. Markowsky (Chair), Shaw, and Zeitler. The Board has determined that each director who served or is currently serving on the Nominating and Corporate Governance Committee, as described above, was an independent director under NASD Rule 5605(a)(2). The Committee determines the identity of director nominees for recommendation to the Board for election to the Board and assists the Board in discharging the Board’s responsibilities in the area of corporate governance in accordance with the provisions of the Committee’s Charter. You may view the Nominating and Corporate Governance Committee Charter on the Fuel Tech web site at www.ftek.com.

In evaluating nominees, the Nominating and Corporate Governance Committee (Committee) particularly seeks candidates of high ethical character with significant business experience at the senior management or Board level who have the time and energy to attend to Board responsibilities. The Committee does not have a diversity policy. When evaluating nominees, the Committee takes into account the extent to which a candidate’s viewpoints, professional experience, education, skill or other individual qualities or attributes could contribute to Board heterogeneity in Board discussions and decisions within the framework of what the Committee may consider important to Fuel Tech’s business at the time. Candidates should also satisfy such other particular requirements that the Committee may consider important to Fuel Tech’s business at the time. When a vacancy occurs on the Board and the number of directors is not reduced to eliminate the vacancy, the Committee, in consultation with the Chairman of the Board, will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the directors or to Fuel Tech management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated, in the opinion of the Committee, will be recommended to the Board to be considered for nomination.

Stockholders who wish to recommend candidates for consideration as nominees should furnish in writing detailed biographical information concerning the candidate to the Committee addressed in care of the Corporate Secretary, Fuel Tech, Inc. before the applicable date and at the address set forth below in the “Stockholder Proposals” section and in accordance with the applicable other requirements of that section.

Corporate Governance

Meetings

During 2017, there were eleven meetings of the Board of Fuel Tech, eight meetings of the Audit Committee, nine meetings of the Compensation Committee, and five meetings of the Nominating and Corporate Governance Committee. Each director of Fuel Tech attended at least 90 % of Board and committee meetings of which he was a member during the period of his directorship. Each of the then nominated directors attended the annual meeting of stockholders in 2017. Fuel Tech does not have a policy on director attendance at stockholders’ meetings, but each of the nominated directors is encouraged to attend the 2018 Annual Meeting.

Executive Sessions

In 2017 the independent Fuel Tech directors held six executive sessions in connection with scheduled Board meetings. The independent directors who make up the membership of each of the Board’s current committees, Audit, Compensation, and Nominating and Corporate Governance held executive sessions in connection with committee meetings as follows: Audit-eight, Compensation-seven, and Nominating and Corporate Governance-one. The policy of the Board on executive sessions is that the Board will hold not less than two executive sessions of the independent directors annually in connection with scheduled meetings. The committees of the Board will hold executive sessions when appropriate. Members of management and non-independent directors do not attend such executive sessions, except when invited to provide information.

Code of Business Ethics and Conduct

On the recommendation of the Audit Committee, the Board adopted a Code of Business Ethics and Conduct that is available for viewing on the Fuel Tech web site at www.ftek.com. Changes to or waivers of the requirements of the Code will be posted to the web site.

Board Leadership Structure

The business judgments the Board makes regarding what leadership structure it views to be appropriate for Fuel Tech are informed by the facts and circumstances within which it makes those decisions from time to time and, consequently, are subject to change.

From April 1998 to June 2006, the positions of Chairman of the Board (Chairman) and Chief Executive Officer (CEO) of a predecessor Fuel Tech entity that was merged into Fuel Tech in 2006 were held by the same person, Ralph E. Bailey. In 2006, the Board, in light of its continuing oversight responsibilities and relative unfamiliarity with the then newly hired CEO, concluded that it was appropriate to have a separate person serve as the leader of the corporate body in charge of overseeing the CEO’s management of the Company. From June 2006 through March 2010, the positions of Chairman and CEO were held by separate people.

In April 2010, the Board concluded that, given the Company’s circumstance at that time, and, in light of Mr. Douglas G. Bailey’s then over twelve years of experience with Fuel Tech as a director and employee and the enhanced efficiencies that could be achievable by the Company by a single person filling both roles, it was appropriate to have Mr. Bailey serve as both Chairman of the Board, and, on an interim basis, as President and CEO. In December 2010, after completing a lengthy CEO executive search wherein the then Compensation and Nominating Committee and the Board had considered both internal and external candidates, that committee recommended to the Board and the Board then determined that it was in the Company’s interest to have Mr. Bailey serve as both Chairman of the Board and as President and CEO on a continuing basis.

On April 1, 2015, the Board appointed Mr. Douglas G. Bailey as Executive Chairman and Mr. Vincent J. Arnone as President and Chief Executive Officer. On July 19, 2017, Mr. Bailey notified the Company that, with effect on September 1, 2017, he was retiring from his position as Executive Chairman of the Board of Directors. In connection with Mr. Bailey’s departure as Executive Chairman, on July 19, 2017, the Board also took action, with effect on September 1, 2017, to appoint Mr. Arnone to be Chairman of the Board. The Board made its decision to combine the roles of Chairman and Chief Executive Officer in light of the Company’s need to be cost-efficient throughout all areas of the business, while maintaining responsible and effective corporate governance.

Given the Board’s December 2010 decision to have Mr. Bailey serve as both Chairman and as President and CEO, in February 2011, the Board determined it useful and appropriate to appoint Mr. Shaw, an incumbent non-employee independent director to be Lead Director. To complement the combined Chairman and CEO positions that went into effect on September 1, 2017, the Board determined to continue its existing lead independent director role as part of the Company’s corporate governance structure. In February 2018, the Nominating and Corporate Governance Committee determined that it was in Fuel Tech’s best interest for Mr. Shaw to continue in that role for 2018.

Among other things, the current Charter of the Lead Director provides that as the Lead Director, Mr. Shaw shall: (a) facilitate the activities of the other non-employee/independent directors; (b) advise the Chairman as to an appropriate schedule of Board meetings seeking to ensure that the non- employee/independent directors can perform their duties responsibly while not interfering with the flow of Company operations; (c) advise the Chairman and the Corporate Secretary with input as to: the preparation of the agendas for Board and Board committee meetings, the information sent to the Board pertaining to those meetings, and approval of Board meeting agendas; (d) make recommendations to the Chairman regarding the retention of consultants who report directly to the Board; (e) interview along with the Chair of the Nominating and Corporate Governance Committee and make recommendations to that committee and the Board regarding Board director candidates; (f) co-ordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors, as well as plenary sessions of the Board where the Chairman is not present; (g) act as principal liaison between the independent directors and the Chairman; and (h) coordinate any performance evaluation of the Chairman deemed appropriate by the Board. That charter also provides that each year, no later than the day following the annual stockholder meeting, the Board will review the Lead Director charter for recommended changes and the propriety of continuing the Lead Director role.

Risk Oversight

The Board’s risk oversight approach is intended to support management’s achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a company. The involvement of all directors in setting the Company’s business strategy is a key part of its assessment of management’s approach to risk taking to achieve its organizational objectives, and also a determination of what makes up an appropriate level of risk for the Company. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, and strategic initiatives as well as the risks associated with each.

While the Board has the ultimate risk oversight responsibility, various committees of the Board also have responsibility for risk oversight. The Audit Committee oversees financial risk (see Report of Audit Committee below). The Audit Committee also reviews and approves all related party transactions and reviews potential conflict of interest matters. In addition, the Audit Committee acts as the Company’s Qualified Legal Compliance Committee to receive reports of material violations of the securities laws, breaches of fiduciary duty or similar material violations from legal counsel representing the Company and practicing before the Securities and Exchange Commission. The Company’s Compensation Committee, is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. It strives to consider and approve compensation programs that encourage a level of risk-taking behavior under those programs that are consistent with the Company’s business strategy (see Report of Compensation Committee below). The Nominating and Corporate Governance Committee oversees the management of risks relating to Board and executive succession planning and the composition of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

EXECUTIVE COMPENSATION

Report of Compensation Committee

The Compensation Committee (the Committee) has reviewed and discussed with management the Compensation Discussion and Analysis appearing immediately below in this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in this Proxy Statement. The Committee reviewed its charter and determined that no changes were required to the charter.

By the Compensation Committee:

T.S. Shaw, Chair

              J.J. Markowsky and D.L. Zeitler

Compensation Committee Interlocks and Insider Participation

During 2017, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of Fuel Tech. During 2017, none of Fuel Tech’s executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on the Committee.

Compensation Discussion and Analysis

The Committee is responsible for reviewing and, to the extent provided for in the Committee’s Charter, approving in advance of implementation, all incentive plans, sales commission plans and salary actions and bonuses for Vice President level and above officers of Fuel Tech or new or incumbent employees that have base salaries in excess of $175,000 per year including the Named Executive Officers (NEOs) listed in the Summary Compensation Table below. In the case of the salary actions described above, the Committee makes recommendations to the Board and the Board approves such salary actions. The Committee periodically reviews Fuel Tech compensation practices, including the methodologies for setting total compensation for those employees, including NEOs. As discussed in more detail below, from time to time the Committee also may supplement its exercise of business judgment in compensation matters with market information pertaining to Fuel Tech’s compensation levels against comparable companies in its industry and across multiple industries including the use of peer group data (also see Use of Peer Group section below). However, the Committee exercises its independent judgment when making decisions on compensation matters, including when rewarding individual performance. The responsibilities of the Committee are described more fully in its charter at www.ftek.com.

Compensation Philosophy and Objectives

Fuel Tech’s compensation philosophy is to promote long-term, sustainable stockholder value by incentivizing individual performance, as well as promoting overall financial performance of the Company on an annual and long-term basis.

With that compensation philosophy in mind, Fuel Tech’s compensation programs are designed to achieve the following objectives:

•	to ensure Fuel Tech remains a market leader in the development of innovative solutions;

•	to provide stockholders with a superior rate of return;

•	to attract, motivate, and retain top talent to advance the achievement of business goals, strategies and objectives; and

•	to support an integrated team-oriented philosophy.

Compensation Elements

Fuel Tech’s executive compensation program has as a primary purpose to attract, retain and motivate the highly talented individuals whose enterprise will enable Fuel Tech to succeed. Typically, the key components of that program include three elements: base salary, short-term incentives and long-term incentives, as more fully described below. Among those three elements, from year to year, when considering its goal of promoting the overall financial performance of the Company on an annual and long-term basis, the use by the Committee of any or the extent of use of the short-term and long-term incentives described below may vary, but when used in the compensation packages for NEOs retain the pay-for-performance characteristics described below.

Base Salary

Base salaries requiring review by the Committee under its Charter are reviewed by the Committee on recommendation of the Chief Executive Officer and approved by the Board, except that the base salary of the Chief Executive Officer is reviewed and recommended by the Committee itself without the Chief Executive Officer being present during such deliberations or Committee voting and approved by the Board. In its performance of these activities the Committee acts in its business judgment on what it understands to be fair, reasonable and equitable compensation in view of Fuel Tech’s requirements for recruiting and retention in a highly competitive market. To assist in that determination, the Committee may refer to compensation consultant reports as to general market information and benchmarking data from a peer group of companies approved by the Committee and also:

•	the executive’s compensation relative to other officers;

•	recent and expected performance of the executive;

•	Fuel Tech’s recent and expected overall performance; and

•	Fuel Tech’s overall budget for base salary increases.

Short Term Incentives

Executive Officer Incentive Plan

In 2017, Messrs. Arnone, Collins and Grigonis each had the opportunity to earn an annual cash bonus based upon Fuel Tech’s achievement of predetermined performance thresholds under the 2017 Executive Officer Incentive Plan (2017 EOIP). The 2017 EOIP was approved by the Compensation Committee effective March 13, 2017. Participation in the 2017 EOIP was limited to Fuel Tech’s then current: Executive Chairman; President and Chief Executive Officer; the Senior Vice President, Treasurer and Chief Financial Officer; and the Senior Vice President, General Counsel & Secretary (each a Participant). The 2017 EOIP was intended to focus the efforts of each Participant on the overall financial performance of Fuel Tech across all business lines, and, thus, align the interests of the participating officers with the overall performance of Fuel Tech.

As set forth in more detail below, there was no payout to any Participant under the 2017 EOIP.

The 2017 EOIP was structured as follows:

•

The 2017 EOIP was based on Fuel Tech’s performance for three critical financial metrics — Adjusted EBITDA, Revenues and APC Bookings, as those terms are described below. An “Incentive Pool” would be funded dependent upon Fuel Tech’s financial performance pertaining to those metrics during the fiscal year.

•

Under the 2017 EOIP, a percentage of Adjusted EBITDA would be set aside in the Incentive Pool with respect to each fiscal year to provide for bonus payments based on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. “Adjusted EBITDA” refers to earnings before interest expense, taxes, depreciation and amortization, profit sharing contributions, stock compensation, incentive play (excluding sales commissions) and other unusual or non-cash charges, and also excludes the effect of any acquisition or divestiture undertaken by Fuel Tech for the fiscal year in which such event occurs. “Revenue” refers to net sales. “APC Bookings” refers to revenue from the sale of equipment or services in Fuel Tech’s APC line of business to which Fuel Tech has a contractual right pursuant to a sales contract executed after January 1, 2017.

•

No amounts were payable under the 2017 EOIP unless Fuel Tech achieved the established minimum threshold of Adjusted EBITDA for 2017. Accordingly, if Fuel Tech’s financial performance for 2017 fell below the established minimum threshold of Adjusted EBITDA, there would be no payout under the 2017 EOIP of any kind, regardless of the annual Revenue, APC Bookings or other Company product sales achieved. If Fuel Tech’s minimum threshold of Adjusted EBITDA were met, however, the percentage of Adjusted EBITDA set aside in the Incentive Pool would rise pro rata incrementally based on actual combined performance for the Adjusted EBITDA, Revenues, and APC Bookings financial metrics up to an upper limit cap.

•

For the 2017 EOIP, the minimum performance thresholds for Adjusted EBITDA, Revenue and APC Bookings were set at $4.0 million, $57.5 million and $38 million, respectively. If the Adjusted EBITDA performance threshold were met, 1.25% of Adjusted EBITDA would be funded into the Incentive Pool; assuming Fuel Tech achieved two of the three performance thresholds, 1.875% of Adjusted EBITDA would be funded into the Incentive Pool; and, assuming Fuel Tech achieves all three performance thresholds, 2.50% of Adjusted EBITDA would be funded into the Incentive Pool.

•

Upon achievement of the minimum thresholds described above, the percentage of Adjusted EBITDA funded into the Incentive Pool for the Adjusted EBITDA metric would rise incrementally at a rate equal to 0.10% for each additional $200,000 in Adjusted EBITDA, subject to an overall cap of 2.25%; the percentage of Adjusted EBITDA funded into the Incentive Pool for Revenue would rise incrementally at a rate equal to 0.05% for each additional $450 thousand in Revenue, subject to an overall cap of 1.125%; and the percentage of Adjusted EBITDA funded into the Incentive Pool for APC Bookings would rise incrementally at a rate equal to 0.05% for each additional $900 thousand in APC Bookings, subject to an overall cap of 1.125%. Accordingly, the highest possible funding percentage for the Incentive Pool under the 2017 EOIP was 4.50% of Adjusted EBITDA.

•

If the performance thresholds under the 2017 EOIP were met, 100% of the Incentive Pool would be divided in accordance with the following participation percentages: 40% of the Incentive Pool being awarded to the President and Chief Executive Officer; 20% of the Incentive Pool awarded to the Executive Chairman; 20% to the Senior Vice President, Treasurer and Chief Financial Officer; and 20% to the Senior Vice President, General Counsel and Secretary.

•

Both the payout vesting and allocation percentages for each Participant under the 2017 EOIP were formulaic, and, if any payment had been made, would not have involved any subjective evaluation of the performance of the Participants or other exercise of discretion by the Committee.

•

On February 26, 2018, the Compensation Committee determined, because the Adjusted EBITDA minimum threshold had not been met for fiscal 2017, no payout under the 2017 EOIP would be made to the Participants.

Corporate Incentive Plan

On March 8, 2018 the Compensation Committee adopted a Corporate Incentive Plan (2018 CIP) to provide all U.S. or Canadian based employees (excluding sales personnel) that Fuel Tech designates to participate in the CIP with the opportunity to earn an annual cash bonus based upon employee performance and Fuel Tech’s achievement of certain level of operating income as discussed below. As such, Messrs. Arnone, Grigonis and Pach are all participants in the 2018 CIP. Potential cash awards under the 2018 CIP are designed to focus employees on the achievement of both positive earnings growth for Fuel Tech as well as on their own individual performance. There was no CIP in effect for 2017, and accordingly, Mr. Pach did not have a short-term compensation incentive for 2017.

The 2018 CIP is structured as follows:

•

2018 CIP payouts are based on Fuel Tech’s ability to realize Operating Income in fiscal 2018. For purposes of the 2018 CIP, “Operating Income” means Fuel Tech’s operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions). An “Incentive Pool” may be created dependent on Fuel Tech’s obtaining specified levels of Operating Income during the fiscal year. If the Incentive Pool is created, each participant will be awarded his or her designated portion of the Incentive Pool. The simplified focus on Operating Income alone is intended to provide an objective measurement of Fuel Tech’s financial performance, to directly tie any 2018 CIP payout to the overall financial performance of Fuel Tech across all business lines, and thus, align the interests of all 2018 CIP participants with the overall financial performance of Fuel Tech.

•

No amounts will be payable under the 2018 CIP unless Fuel Tech achieves a minimum of $1 million in Operating Income for fiscal 2018. Accordingly, if Fuel Tech’s financial performance for 2018 falls below $1 million, there will be no payout under the 2018 CIP.

•

If Fuel Tech generates $1 million of Operating Income in fiscal 2018, the percentage of Operating Income to be funded into the Incentive Pool will equal 50% of the first $2 million of Operating Income, 40% of any incremental Operating Income between $2 million and $3 million, and 20% of any incremental Operating Income over $3 million. For example, if Fuel Tech earned $4.0 million in Operating Income in fiscal 2018, the amount of Operating Income funded into the Incentive Pool would equal $1.6 million, consisting of: (a) 50.0% of the Operating Income up to $2.0 million ($1 million); (b) 40.0% of the next $1.0 million in incremental Operating Income in excess of $2.0 million up to $3.0 million ($400,000), plus (b) 20.0% of the $1.0 million in Operating Income over $3.0 million ($200,000). On the other hand, if Fuel Tech earned $700,000 in Operating Income in fiscal 2018, no amount would be funded into the Incentive Pool because the $1 million payout threshold would not have been met. The aggregate size of the potential Incentive Pool is restricted only by the level of Fuel Tech’s financial performance for fiscal 2018.

•

The 2018 CIP contemplates that incentive payments to individual employees will be based on the amount of the Incentive Pool; the employee’s 2018 base wages; the employee’s target bonus factor (a percentage assigned to each employee based on such employee’s job level and contribution) and, for all employees below the level of Senior Vice President, the employee’s achievement percentage (an overall job performance multiplier factor that can range from 0% to 100%, and represents the employee’s achievement of individual objectives in 2018) .

•

The target bonus factor for Mr. Arnone under the 2018 CIP is 50%, for Mr. Grigonis 40% and for Mr. Pach, 30%. In addition, the 2018 CIP provides that the achievement percentage assigned to Fuel Tech’s Principal Executive Offer (Mr. Arnone), Principal Financial Officer (Mr. Pach), and any executive or senior vice president (Mr. Grigonis) will automatically equal 100%. Accordingly, for such officers, payments under the 2018 CIP are formulaic, and do not involve the exercise of any discretion by the Board or Committee regarding such officer’s achievement of objectives or any other subjective, qualitative assessments.

•

The actual amounts of fiscal 2018 cash bonuses earned, if any, for any 2018 Named Executive Officer who is a Participant in the 2018 EOIP will be reported in Fuel Tech’s proxy statement for its 2019 Annual Meeting of Stockholders.

APC Officer Sales Commission Plan

The APC Officer and National Sales Manager Sales Commission Plan (APC Plan) provides for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales. Under the APC Plan, Fuel Tech will pay to such officer a commission equal to a specified percentage of the as-sold contract value of all sales of products and services in Fuel Tech’s APC product line in the United States and Canada. Mr. Cummings is Fuel Tech’s Senior Vice President, Sales. For 2016 and 2017, Mr. Cummings earned $68,000 and $94,000 in sales commission under the APC Plan.

FUEL CHEM® Officer Sales Commission Plan

The FUEL CHEM Officer Sales Commission Plan (FUEL CHEM Plan) provides for sales commission payments to be made to Fuel Tech’s Senior Vice President, Sales. Under the FUEL CHEM Plan, Fuel Tech will pay to such officer a commission equal to a specified percentage of all net revenue realized for customer units located in the United States and Canada. Mr. Cummings is Fuel Tech’s Senior Vice President, Sales. For 2016 and 2017, Mr. Cummings earned $21,000 and $40,000 in sales commission under the FUEL CHEM Plan.

Long-Term Incentives

In May, 2014, the stockholders approved the Fuel Tech, Inc. 2014 Long-Term Incentive Plan (2014 LTIP). The purpose of the 2014 LTIP is to further the interests of the Company and its stockholders by providing long-term incentives (a) to attract and retain employees, consultants and directors who will contribute to the Company’s long range success and (b) that align the interests of 2014 LTIP participants with those of the stockholders of the Company. The 2014 LTIP succeeded the Company’s former equity-based compensation plan — the “Fuel Tech, Inc. Incentive Plan” f/k/a the 1993 Incentive Plan (FTIP). Certain prior equity awards remain outstanding under the FTIP. However, the 2014 LTIP is the Company’s only equity-based plan for new equity awards to participants. The 2014 LTIP allows for a variety of types of awards that may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof (as each of those types of awards is defined in the 2014 LTIP). Participants in the 2014 LTIP may be Fuel Tech’s directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of Fuel Tech’s business.

Historically, Fuel Tech’s overall long-term equity incentives approach was to award stock options, principally non-qualified options, which are designed to focus management on Fuel Tech’s long-term success as evidenced by appreciation of Fuel Tech’s stock price over several years, by growth in its earnings per share and other elements. In 2009 the Committee undertook an analysis as to the features of a variety of equity award vehicles (which analysis included input from the Committee’s compensation consultant), and the general trend towards use of RSUs as a long-term incentive equity award vehicle as well as the limitation of shares available for equity award grants in the FTIP. As a result, in 2010, the Company started to use predominantly RSUs under the FTIP for equity based long-term incentive awards for employees. The Company has continued that trend of predominantly using RSUs for equity awards for employees under the 2014 LTIP (all above described stock option awards and restricted stock unit awards collectively referred to as “Equity Awards”).

Both RSUs and stock options have ownership motivational attributes for the participants. Further, Fuel Tech’s RSU grants and stock option grants, by design, have featured graduated vesting over a multiple year period which can facilitate employee retention and also incentivizes performance by employees that is focused on creating long-term value and growth for the Company. As such, Fuel Tech believes that each type of Equity Award can have a place in the Company’s long-term incentive compensation programs. However, there are three potential advantages to granting RSU awards over options: 1) RSUs are less depletive on the remaining available 2014 LTIP shares because they carry a higher valuation than stock options on the date of grant, thus, less 2014 LTIP shares are required for each RSU award than would be required for an equivalent stock option award to achieve the Company’s desired equity award value for the participant; 2) the prospect of an RSU award retaining the Company’s intended motivational attributes for the participant over time can be greater than a stock option award because an RSU award does not carry a “strike” price that must be exceeded for the RSU award to continue to be of value to the participant; and 3) because the motivational aspects of an RSU over a stock option can be greater as described above, that prospect can result in enhanced value to the Company for the compensation charges that will be recognized by the Company to grant an RSU award versus a stock option award.

Historically, except for Equity Awards granted to the CEO, Equity Awards have been determined by the Committee based upon recommendations from Fuel Tech’s CEO. Equity Awards for the CEO have been determined by the Committee with no participation of the CEO — the CEO is not present during the Committee’s decisional deliberations or votes pertaining to CEO Equity Awards. The determination and approval of proposed Equity Awards are based on a variety of factors that may include:

•	historical Equity Awards, by employee, by year;

•	intrinsic values for each Equity Award, or, when applicable, the fair value of each Equity Award using the Black-Scholes option pricing model;

•	the number of Equity Award units available for issuance under the 2014 LTIP;

•	supervisor recommendations for employee Equity Awards; the estimate of expected intrinsic value (e.g., Equity Award compensation expense) of the aggregate Equity Award;

•	net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	gross revenue, net revenue, gross revenue growth or net revenue growth;

•	sales of particular products or services;

•	gross profit, gross profit growth, net profit or net operating profit (before or after taxes);

•

earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentive pay, contributions to 401(k) or other employee benefit plans, or items of income or expense not occurring in the normal course of business, whether or not on continuing operations or on an aggregate or per share basis (basic or fully diluted);

•	return on assets, capital, invested capital, equity, or sales (discounted or otherwise);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	one or more operating ratios such as earnings before or after interest, taxes and/or depreciation and/or amortization;

•	gross or operating margins;

•	improvements in capital structure;

•	budget and expense management or cost targets;

•	productivity ratios;

•	economic value added or other value added measurements;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	book value;

•	financing and other capital raising transactions (including sales of our equity or debt securities;

•	operating efficiency;

•	working capital targets;

•	enterprise value;

•	completion of acquisitions, business expansion, reorganizations or divestitures (in whole or in part);

•	borrowing levels, leverage ratios or credit rating;

•

regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of us or a third-party manufacturer) and validation of manufacturing processes (whether ours or a third-party manufacturer’s);

•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);

•

establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors);

•	supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our products);

•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

•	economic value-added models or equivalent metrics;

•

implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, succession and hiring projects, or expansions of specific business operations;

•	timely completion of new product roll-outs;

•	timely launch of new facilities;

•	sales or licenses of our assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions);

•	royalty income;

•	exceptional and innovative individual performance;

•	individual contribution to a strategic goal;

•	teamwork;

•	leadership accomplishments; and

•	employee job level.

Under the FTIP, all outstanding options and RSUs not granted pursuant to an executive performance RSU award agreement that are not vested will become immediately vested in the event that there is with respect to Fuel Tech, a “change-in-control.” Under the FTIP, a change-in-control generally is defined as taking place if: (a) any person or affiliated group becomes the beneficial owner of 51% or more of Fuel Tech’s outstanding securities, (b) in any two-year period, persons in the majority of the Fuel Tech Board of Directors cease being so unless the nomination of the new directors was approved by a majority of the directors then still in office who were directors at the beginning of such period, (c) a business combination takes place where the shares of Fuel Tech are converted to cash, securities or other property, but not in a transaction in which the stockholders of Fuel Tech have proportionately the same share ownership before and after the transaction, or (d) the stockholders of Fuel Tech approve of a plan of liquidation or dissolution of Fuel Tech.

Under the 2014 LTIP, “change-in-control” generally is defined as:

•

an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 of beneficial ownership of 50% or more of Fuel Tech’s then outstanding common stock or voting power;

•	a sale, transfer or other disposition of all or substantially all of Fuel Tech’s assets;

•	the date ten days prior to the liquidation or dissolution of the Company;

•	a merger, consolidation, statutory share exchange or similar corporate transaction, unless Fuel Tech stockholders continue to hold, directly or indirectly, more than 50% of Fuel Tech voting power; or

•

incumbent directors shall cease for any reason to constitute a majority of the board of directors of Fuel Tech unless the election or the nomination for election by stockholders of Fuel Tech, of each new director was approved by a vote of at least a majority of the directors then still in office who were incumbent directors.

Under the 2014 LTIP, in the event of a “change-in-control,” the Committee may take any of the following actions with respect to employee non-executive performance RSU equity awards granted under the 2014 LTIP either by including such terms in the applicable award agreement or by taking such actions in connection with the change-in-control:

•	fully or partially vest some or all of the outstanding awards immediately prior to the change-in-control transaction;

•

cancel some or all of the outstanding awards (vested or not) in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction;

•	assume existing awards or issue substitute awards in exchange for some or all of the outstanding awards;

•

fully vest outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change-in-control transaction or such awards will terminate; or

•	continue the outstanding awards on their same terms.

The Committee is not required to treat all award recipients or awards granted to any individual in the same manner.

The executive performance RSU award agreements issued prior to 2017 under the 2014 LTIP include certain provisions that describe what occurs to each of the three types of RSUs described therein in the event of a change-in-control. These change-in-control terms are described further under the heading Executive Performance RSU Long-Term Incentive below.

2017 NEO Long-Term Incentive

From 2011 through 2016, the Committee used executive performance RSU awards to provide a long-term, pay-for-performance incentive to the then-serving NEOs. On March 13, 2017, in light of the Equity Award factors above that relate to the overall financial performance of the Company on an annual and long-term basis and the trading price trend of the Company’s Common Stock over the last calendar year, the Committee determined that for 2017 the Company would defer entering into an executive performance RSU Award Agreement with any Company executives until such time as the Committee had determined whether the executive performance RSU Award Agreement method of equity award continued to be an appropriate method of awarding long-term incentive pay-for-performance given the Company’s current circumstances. Thereafter, there were no executive performance RSUs awarded in 2017.

On December 6, 2017, the Committee authorized the grant of time-vested RSUs to Fuel Tech’s executives and other employees serving critical roles, including the President and Chief Executive Officer; the Senior Vice President, General Counsel and Secretary; the Senior Vice President, Sales; and the then acting Principal Financial Officer, Assistant Controller and Assistant Treasurer. The purpose of the time-vested RSU award was to serve a means of retaining employees critical to Fuel Tech’s continued future. Accordingly, Fuel Tech’s standard time-vested RSU Award Agreement under the 2014 Plan, which has historically used a vesting formula allowing for shares to vest in one-third increments in each successive anniversary date of the grant date, was modified to provide for a longer vesting period of one-half on the second anniversary of the grant date and the remaining one-half on the third anniversary of the grant date. In making its decision to grant such time-vested RSUs, the Committee considered, among other things, the need to retain critical employees in light of the additional responsibilities undertaken by such employees as a result of cost-reduction measures that have reduced Fuel Tech’s employee headcount, that no short-term cash incentive has been paid by Fuel Tech since 2013, and that a majority of the RSU grantees have received no merit increase to their base wages since 2013.

Messrs. Arnone, Cummings, Grigonis and Pach were each granted time-vested RSU as set forth in the chart below:

Name	Total RSUs	RSUs Vesting December 15, 2019	RSUs Vesting December 15, 2020
Vincent J. Arnone	100,000	66,666	33,334
President and Chief Executive Officer
William E. Cummings, Jr.	70,000	46,666	23,334
Senior Vice President, Sales
Albert G. Grigonis	70,000	46,666	23,334
Senior Vice President, General Counsel & Secretary
James M. Pach	50,000	33,333	16,667
Vice President, Treasurer and Controller

2016 Executive Performance RSU Long-Term Incentive

Although no executive performance RSU Awards were made in 2017, Fuel Tech’s financial performance did determine the amount of RSU awards granted for the 2016-2017 performance period under the 2016 Executive Performance RSU Agreements previously entered into with the President and Chief Executive Officer; the former Senior Vice President, Treasurer and Chief Financial Officer; and the Senior Vice President, General Counsel and Secretary. For the 2016 Agreement, the Committee derived the total amount of target RSUs available for grant to each Participant through a comparative analysis of long-term incentive equity grants (expressed as a percentage of market capitalization) made for the same or similar executive job positions within the companies that make up Fuel Tech’s then current Peer Group Companies (as the term is defined below), other market data, and the Company’s business and strategic objectives and operational performance factors and initiatives for 2016. The Committee considered various percentile ranges and concluded that an approximate percentage between the median and 75th percentile be used along with consideration of the then remaining incentive shares available under the 2014 LTIP as a basis for determining the total amount of target RSUs for the Participating Executives in 2016, respectively. That derived total amount of target RSUs was then divided equally among the three RSU components identified in the Agreement — Look-Back RSUs, Revenue Growth RSUs and Total Stockholder Return Performance RSUs. Actual RSU awards are contingent on performance by the Participants and the Company in the performance areas and for the measurement periods set forth in the applicable Agreement.

Look-Back RSUs: As discussed in Fuel Tech’s Proxy Statement for its 2017 Annual Meeting of Stockholders, on March 13, 2017 the Committee determined to award no “Look-Back RSUs” based upon any Participant’s performance during 2016.

Revenue Growth RSUs: Each Participant has the opportunity to earn a targeted amount of RSUs (Revenue Growth RSUs) to be granted dependent upon the Company’s revenue performance over a two-year period. During a two-year measurement period commencing effective January 1st in the calendar year in which the applicable Agreement is executed and ending on December 31st of the following calendar year, the Company’s revenues will be measured against a peer group of companies selected by the Committee with input by the Committee’s independent compensation consultant (Peer Group Companies). As soon as practicable after the Peer Group Companies have reported their revenue growth for the two-year period, the Committee shall compare the Company’s revenue growth for such period with that of the Peer Group Companies. The Committee will evaluate the Company’s ranking of revenue growth performance in light of those rankings and shall approve a grant to the Participant of a number of Revenue Growth RSUs as determined by that ranking as shown in the Performance Ranking table below. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the 2014 LTIP, including a vesting schedule that provides that two-thirds of the granted RSUs will vest immediately on the grant determination date, and the remaining one-third one year after the grant determination date.

	Performance Ranking Table
	Fourth Quartile of Peer Group Companies (Lowest)	Third Quartile of Peer Group Companies	Second Quartile of Peer Group Companies	First Quartile of Peer Group Companies
Percentage of Target RSU Amount to be Granted	0%	50%	100%	150%

TSR Performance RSUs: Each Participant has the opportunity to earn a targeted amount of RSUs (TSR Performance RSUs) to be granted dependent upon the Company’s performance over a two-year period measured in terms of the Company’s total return to stockholders per share of stock (TSR). During a two-year measurement period commencing effective January 1st in the calendar year in which the applicable Agreement is executed and ending on December 31st of the following calendar year, the Company’s TSR performance will be measured against the TSR performance of the Peer Group Companies. As soon as practicable after the TSR performance for the two-year measurement period is readily available, the Committee shall compare the Company’s TSR performance for such period with that of the Peer Group Companies. The Committee will evaluate the Company’s TSR performance in light of those rankings and shall approve a grant to the Participant a number of TSR Performance RSUs as determined by that ranking as shown in the Performance Ranking table above. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the 2014 LTIP, including a vesting schedule that provides that two-thirds of the granted RSUs will vest immediately on the grant determination date, and one-third one year after the grant determination date.

Post Agreement Effective Date Event Treatment:

For Executive Performance RSU Award Agreements issued to Participants under the FTIP:

In the event of a Participant’s termination, vested and unvested Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs that have been granted will be treated as follows: if the termination is for cause, all such vested and unvested RSUs will be forfeited; if the termination is for death or total disability, all such unvested RSUs will vest; and if the termination is for any other reason, all such unvested RSUs will be forfeited.

In the event of a Participant’s termination before the grant determination date, Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs will be granted as follows: In the case of Look-Back RSUs, and the termination is due to death or total disability, the Committee shall determine to award none, some or all of the Target Look-Back RSUs; if the termination is for any other reason, no Look-Back RSUs will be awarded. In the case of Revenue Growth RSUs and TSR Performance RSUs, and the termination is by the Company without cause, or for death or total disability, the Committee will award a number of Revenue Growth RSUs and TSR Performance RSUs based on the percentage of target grants that would have been earned at the date of the termination, pro-rated based on the number of months of employment completed by the Participant in the measurement period, divided by 36. In the case of Revenue Growth RSUs and TSR Performance RSUs, and the termination is for any other reason, no such RSUs will be awarded.

Unvested Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs that have been granted under the Agreement will vest upon a change-in-control (as defined in the Agreement), unless the Company is the surviving entity or the surviving entity effectively assumes the unvested RSUs. If, however, these RSUs do not vest upon a change-in-control, but the Participant is terminated without cause, or the Participant terminates for good reason (as defined in the Agreement) or for death or disability within two years of the change-in-control, then the RSUs will nonetheless vest.

Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs may be granted, and will be granted, in the event of a change-in-control before the grant determination date, as follows: In the case of Look-Back

RSUs, the Committee shall determine to award none, some or all of the Target Look-Back RSUs, and whether to accelerate the vesting of those Look-Back RSUs it so awards. In the case of Revenue Growth RSUs and TSR Performance RSUs, the Committee shall determine to award none, some or all of the Target Revenue Growth RSUs and Target TSR Performance RSUs and whether to accelerate the vesting of those Revenue Growth RSUs and TSR Performance RSUs it so awards. In the case of Revenue Growth RSUs and TSR Performance RSUs, however, the Committee must award a minimum number of Revenue Growth RSUs and TSR Performance RSUs. This minimum number is based on the percentage of target grants that would have been earned at the date of the change-in-control, pro-rated based on the number of months of employment completed by the participant in the measurement period, divided by 36.

Material Compensation Actions

As of June 28, 2017, the Committee took the following actions:

•

Pursuant to the authority afforded to it under the Compensation Committee Charter and the 2014 Plan, approved the acceleration of vesting of all actually granted but not then vested RSUs for all Fuel Tech employees.

As of December 6, 2017, the Committee took the following actions:

•

As described in the 2017 NEO Long Term Incentive discussion in the Long-Term Incentives portion of the Compensation Elements section above, authorized the grant of time-vested RSUs to Fuel Tech’s executives and other employees serving critical roles.

As of February 26, 2018, the Committee took the following actions:

•	Determined there would be no payout under the 2017 EOIP as further described above.

•	Determined there would be no profit sharing contribution to the Company’s 401(k) plan.

•	Approved a modified list of companies to constitute the Peer Group of companies for 2018 as more particularly described in the Use of Peer Groups section below.

•

Approved awarding TSR performance RSUs under their 2016 Executive Performance RSU Award Agreements with the Company to Messrs. Arnone, Collins and Grigonis, each an NEO, based on the TSR quartile performance of the Company against that of its 2016 Peer Group of companies as generally described in the 2016 Executive Performance RSU Long-Term Incentive discussion in the Long-Term Incentives portion of the Compensation Elements section above and more particularly set forth in the previously disclosed 2016 Executive Performance RSU Award Agreement. Those approved awards are shown in the table below.

Name	Performance Period	Target Revenue Growth RSUs	Quartile Performance Rating(1)(3)	Actual Revenue Growth RSUs Granted(2)(3)	Target TSR Performance RSUs	Quartile Performance Rating(1)	Actual TSR Performance RSUs Granted(1,2)
Vincent J. Arnone	2016-2017	53,333	—	—	53,333	3rd (50%)	26,667
President and Chief Executive Officer
David S. Collins	2016-2017	26,666	—	—	26,666	3rd (50%)	13,333
Senior Vice President, Chief Financial Officer and Treasurer
Albert G. Grigonis	2016-2017	26,666	—	—	26,666	3rd (50%)	13,333
Senior Vice President, General Counsel & Secretary

(1)	The applicable quartile performance rating was determined using the methodology explained under the heading “Executive Performance RSU Long-Term Incentive” above.

(2)

For all Revenue Growth RSUs and TSR Performance RSUs actually granted, two-thirds of the granted RSUs will vest immediately on the grant determination date, and the remaining one-third one year after the grant determination date.

(3)

As of March 26, 2018, the Company was unable to complete the analysis necessary in order to make any determination with respect to the granting of Revenue Growth RSUs because not all of the 2016 Peer Group of companies have reported their revenue for the 2016-2017 performance period.

As of March 8, 2018, the Committee took the following actions:

•	Approved the 2018 CIP as further described above.

The Role of Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”). At the Company’s annual meeting of stockholders held on May 18, 2017, 94.1% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee evaluated these results and concluded that this vote reflected our stockholders’ support of the Company’s approach to executive compensation. Accordingly, in 2018, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation programs based on stockholder feedback. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Benchmarking, Consultants and the Use of Peer Groups

Fuel Tech has from time to time made use of the services of Frederick W. Cook & Co., Inc. (Cook), a compensation consultant, to address matters of compensation and benefits, and to identify peer group companies based on industry, markets and size. Fuel Tech recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. The Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

The Committee engaged in benchmarking for its NEOs based on the use of 2018 data from the peer group of companies shown below. The overall compensation programs for the Company’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market. The Committee examined compensation data for the peer group of companies shown below to stay current with market pay practices and trends and to understand the competitiveness of our overall executive compensation programs and their various elements. The Committee used this benchmarking data for informational purposes. It does not formulaically target a specific percentile or make significant compensation decisions based on market data or peer group benchmarking data alone, which avoids a “ratcheting up” impact. The Committee uses performance as a primary driver of compensation levels.

The peer group of companies listed below was chosen due to their inclusion in the clean technology or alternative energy industries segment and, for some, common listing in certain third-party clean technology indices that also include Fuel Tech, which indices consider market capitalization, revenues and company size as factors.

Advanced Emissions Solutions, Inc.	EnSync Energy Systems
American Superconductor Corporation	FuelCell Energy, Inc.
Amtech Systems, Inc.	Global Power Equipment, Inc.
Ballard Systems Inc.	Hydrogenics Corporation
Broadwind Energy, Inc.	Maxwell Technologies, Inc.
Capstone Turbine Corporation	Orion Energy Systems, Inc.
Ceco Environmental Corp.	Plug Power Inc.
Cemtrex Inc.	Profire Energy, Inc.
Codexis, Inc.	Sunworks, Inc.
Consolidated Water Co. Ltd.

As described above, from time to time, the Committee may supplement its business judgment pertaining to its consideration of Fuel Tech compensation matters, including salary amounts, short-term and long-term incentive plan minimum and incremental payout thresholds and targets, with a variety of market information obtained from a number of different sources including, among other things, the Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, available shares under the Company’s 2014 LTIP, historical and current Fuel Tech compensation data, and historical, current and projected industry and Fuel Tech financial operational performance data and trends.

Ownership Guidelines

Fuel Tech does not have a stock ownership policy for its executive officers.

Hedging and Insider Trading Policies

Fuel Tech does not have a formal policy on hedging. Fuel Tech does prohibit all employees from speculating in Fuel Tech securities, which includes, but is not limited to: short selling; and the purchase and sale or sale and purchase, in non-exempt transactions, of Common Stock within periods of less than six months. Fuel Tech prohibits trading in Common Stock during closed periods from the end of a quarterly period until the third day following the announcement of earnings for that quarterly period.

Equity Grant Practices

As discussed in the Long-Term Incentives portion of the Compensation Elements section above, long-term incentives in the form of stock options or RSUs have been issued by Fuel Tech previously under the FTIP and currently under the 2014 LTIP in accordance with compensation policy as determined by the Committee from time to time.

Under current policy, based on the level of the employee position, new employee stock options or RSUs or some combination thereof may be granted at the first Committee meeting following employment. However, from time to time, an option or RSU award may be authorized by the Committee to be granted and effective on a specified date or event, such as on the first date of employment or after a performance measurement time period. The price of all options granted is the mean of the high and low stock prices reported on the NASDAQ Stock Market, Inc. for the effective date of grant. Also, under the current policies of the Committee: all employees’ options have a term of ten years and are subject to a four-year vesting schedule as follows: 50% of the options vest two years from the grant date and 25% vest on each subsequent year on that date. Vesting of an RSU award (RSU Award) is controlled by the terms of the vesting schedule in the RSU Award Agreement. Vesting can vary from RSU Award to RSU Award, and may be based on the passage of time, the achievement of pre-determined performance criteria or any combination of the foregoing. For time-vested RSUs, granted after March 2012, the Company’s typical vesting schedule is one-third of the RSU Award after one year, one-third after the second year, and one-third after the third year. Depending on the circumstances, the Company may use a different vesting schedule whether for time-vested RSUs or other RSU Awards and accordingly, for the retention-based time vested RSU Awards made in December, 2017, the Company provided for a vesting schedule of one-half on the second anniversary date of the grant, and the remaining one-half on the third anniversary date of the grant

The Committee may grant options or RSU’s to existing employees on a periodic basis based on the level of the employee position and as well as certain of the factors or performance measurement factors enumerated in the Long-Term Incentives portion of the Compensation Elements section above. While there are no mandatory levels established for the quantity of options or RSUs to be granted, Fuel Tech has used historical practice and employee job level as two of the factors it considers.

Retirement Benefits

Fuel Tech has no defined benefit pension plan. Fuel Tech has a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Fuel Tech’s 401(k) Plan currently provides for annual deferral of up to $18,500 for individuals until age 50, $24,500 for individuals 50 and older, or as allowed by the Internal Revenue Code.

Fuel Tech annually matches 50% of employee contributions up to 6% of the employee’s salary, or a maximum annual match of $7,650. Fuel Tech may also make discretionary profit sharing contributions to the 401(k) Plan on an annual basis. Matching and profit sharing contributions vest over a three-year period.

Welfare Benefits

In order to attract and retain employees, Fuel Tech provides certain welfare benefit plans to its employees, which include medical and dental insurance benefits, group term life insurance, voluntary life and accidental death and dismemberment insurance and personal accident insurance. These benefits are not provided to non-employee directors.

Employment Agreements; Potential Payments upon Termination or Change-in-Control

Messrs. Arnone, Collins, Cummings, Grigonis and Pach are each party to an employment agreement with Fuel Tech effective as follows: September 20, 2010 for Mr. Arnone; August 2, 2010 for Mr. Collins; October 31, 1998 for Mr. Cummings; July 14, 2003 for Mr. Grigonis; and March 9, 2018 for Mr. Pach. These agreements are for indefinite terms, for disclosure and assignment of inventions to Fuel Tech, protection of Fuel Tech proprietary data, covenants against certain competition and arbitration of disputes. These employment agreements are for terms of employment “at will” and do not provide for severance payments. Under Messrs. Arnone and Collins’ employment agreements, they are entitled to continuation of base salary and benefits, and incentive bonus amounts earned under the applicable short-term incentive plan for the year of termination, for up to one year or sooner on finding comparable employment, after involuntary termination not for cause within one year of a “change-in-control” as described in the table below. Mr. Collins’ rights to continuation of base salary, benefits and incentive bonus amounts ended upon his resignation on March 1, 2018. Mr. Collins remains a part-time employee of Fuel Tech in the capacity of Senior Financial Advisor.

The following table quantifies potential payments that could be made to NEOs under various circumstances involving termination or change-in-control assuming such event occurred on December 31, 2017:

Named Executive Officer	Termination Event(1)	Base Salary(2)($)	Bonus(3)($)	Value of Awarded RSUs(4)($)	Value of Awarded Options(5)($)	Benefits(6)($)	Total($)
Vincent J. Arnone	Change-in-Control	—	—	231,466	—	—	231,466
	Termination without Cause within 1 year of Change-in-Control	425,000	—	—	—	16,697	441,697

David S. Collins	Change-in- Control	—	—	59,732	—	—	59,732
	Termination without Cause within 1 year of Change-in-Control	290,000	—	—	—	21,396	311,396

William E. Cummings, Jr.	Change-in- Control	—	—	78,400	—	—	78,400
	Termination without Cause within 1 year of Change-in-Control	—	—	—	—	—	—

Albert G. Grigonis	Change-in- Control	—	—	138,132	—	—	138,132
	Termination without Cause within 1 year of Change-in-Control	—	—	—	—	—	—

James M. Pach	Change-in- Control	—	—	56,000	—	—	56,000
	Termination without Cause within 1 year of Change-in-Control	—	—	—	—	—	—

(1)	No payments are due to any Named Executive Officer upon a termination of employment for any other reason.
(2)

Assumes annual base salaries in effect as of January 1, 2018. In the event of a termination of employment without Cause within one year of a change-in-control, each of Messrs. Arnone and Collins is entitled to continuation of base salary and benefits for up to the earlier of one year after such termination or until such officer attains comparable employment with an equivalent salary. For illustrative purposes, a full year of base salary for each of Messrs. Arnone and Collins is shown.

(3)	Amounts shown (a) assume a termination date of December 31, 2017, and (b) reflect the fact that no Named Executive Officer earned any incentive compensation under the EOIP in 2017.
(4)

Amounts shown represent value of all unvested RSUs outstanding at December 31, 2017 determined by using the closing price of the Company’s Common Stock on the Nasdaq Stock Market on such date, which was $1.12 per share.

(5)

Messrs. Arnone, Cummings and Grigonis hold stock options in the amounts of 40,000, 10,000 and 20,000, respectively, which are not included in the amounts above. Although such options would immediately vest upon a change-of-control, no value has been attributed to such amounts because the exercise price of each such unvested option is higher than $1.12 per share, the closing price of the Company’s Common Stock on the Nasdaq Stock Market on December 31, 2017.

(6)	Assumes benefits paid at 2017 levels.

Indemnification and Insurance

Under the Fuel Tech Certificate of Incorporation and the terms of individual indemnity agreements with the Company’s directors and officers, indemnification is afforded Fuel Tech’s directors and officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs that an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. Fuel Tech is not, however, obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board.

Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $189,097.

No payments have been made for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

Compensation Recovery Policies

Fuel Tech’s Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002. If the Board determines that circumstances warrant, Fuel Tech will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Tax Deductibility of Executive Compensation

Fuel Tech reviews and considers the deductibility of executive compensation under the requirements of Internal Revenue Code Section 162(m). The Company believes that compensation paid under the Company’s incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Equity-Based Compensation

On January 1, 2006, Fuel Tech began accounting for the equity-based compensation issued under the FTIP in accordance with the requirements of FASB ASC Topic No. 718. Fuel Tech accounting for equity-based compensation under the 2014 LTIP also is in accordance with the requirements of FASB ASC Topic No. 718.

Summary of NEO Compensation

It has been Fuel Tech’s practice that overall NEO compensation consists of three primary elements: base salary, a short-term incentive plan based on financial performance (whether under an EOIP, a CIP or a sales commission plan, as applicable), and long-term incentives. Those primary elements of compensation paid by Fuel Tech to its NEOs are reflected in the following chart.

The Committee determined the amounts to be paid to each NEO for fiscal 2017 as follows:

•	Vincent J. Arnone, President, and Chief Executive Officer: Mr. Arnone’s compensation for 2017 consisted primarily of the following:

•	Base Salary: From April 1, 2015, Mr. Arnone’s annualized salary has remained at $425,000.

•	Short-Term Incentives: Mr. Arnone earned no payout under the 2017 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•	Long-Term Incentives:

•	On December 15, 2017, Mr. Arnone was granted 100,000 RSUs as further described in the table set forth in the Material Compensation Actions section above.

•

Revenue and TSR Performance RSUs: Effective February 26, 2018, under his 2016 Executive Performance RSU Award Agreement with the Company, the Committee approved awarding 26,667 actual TSR performance RSUs to Mr. Arnone based on the TSR quartile performance of the Company against that of its 2016 Peer Group of companies during the 2016-2017 performance period, all as further described in the table set forth in the Material Compensation Actions section above.

•	David S. Collins, former Senior Vice President, Chief Financial Officer and Treasurer: Mr. Collins’ compensation for 2017 consisted primarily of the following:

•	Base Salary: Since March 1, 2012, Mr. Collins’ annualized base salary has remained at $290,000.

•	Short-Term Incentives: Mr. Collins earned no payout under the 2017 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•	Long-Term Incentives:

•

Revenue and TSR Performance RSUs: Effective February 26, 2018, under his 2016 Executive Performance RSU Award Agreement with the Company, the Committee approved awarding 13,333 actual TSR performance RSUs to Mr. Collins based on the TSR quartile performance of the Company against that of its 2016 Peer Group of companies during the 2016-2017 performance period, all as further described in the table set forth in the Material Compensation Actions section above.

•	William E. Cummings, Senior Vice President, Sales: Mr. Cummings’ compensation for 2017 consisted primarily of the following:

•	Base Salary: Mr. Cummings base salary for 2017 was $240,000.

•

Short-Term Incentives: Mr. Cummings earned $134,030 in sales commissions in fiscal 2017 as further described in the APC Officer and National Sales Manager Commission Plan and FUEL CHEM Officer Commission Plan portions of the Compensation Elements section above.

•	Long-Term Incentives:

•	On December 15, 2017, Mr. Cummings was granted 70,000 RSUs as further described in the table set forth in the Material Compensation Actions section above.

•	Albert G. Grigonis, Senior Vice President, General Counsel and Secretary: Mr. Grigonis’ compensation for 2017 consisted primarily of the following:

•	Base Salary: Since March 1, 2012, Mr. Grigonis’ annualized base salary has remained at $265,000.

•	Short-Term Incentives: Mr. Grigonis earned no payout under the 2017 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•	Long-Term Incentives:

•	On December 15, 2017, Mr. Grigonis was granted 70,000 RSUs as further described in the table set forth in the Material Compensation Actions section above.

•

Revenue and TSR Performance RSUs: Effective February 26, 2018, under his 2016 Executive Performance RSU Award Agreement with the Company, the Committee approved awarding 13,333 actual TSR performance RSUs to Mr. Grigonis based on the TSR quartile performance of the Company against that of its 2016 Peer Group of companies during the 2016-2017 performance period, all as further described in the table set forth in the Material Compensation Actions section above.

•	James M. Pach, Vice President, Treasurer and Controller and Principal Financial Officer: Mr. Pach’s compensation for 2017 consisted primarily of the following:

•

Base Salary: Until November 7, 2017, Mr. Pach’s annualized base salary was $165,000. In connection with his appointment as Acting Treasurer and Principal Financial Officer on November 7, 2017, Mr. Pach’s annualized salary on that date (prorated for the remainder of 2017) was increased to $181,500. In connection with his appointment as Vice President, Treasurer and Controller and Principal Financial Officer in February 2018, Mr. Pach’s annualized salary (prorated for the remainder of 2018) was increased to $190,000.

•	Short-Term Incentives: No short-term incentive compensation plan was applicable to Mr. Pach in 2017.

•	Long-Term Incentives:

•	On December 15, 2017, Mr. Pach was granted 50,000 RSUs as further described in the table set forth in the Material Compensation Actions section above.

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal years 2017, 2016 and 2015 compensation awarded to, earned by or paid in all capacities to the “Named Executive Officers,” who are the President and Chief Executive Officer; and the Senior Vice President, Treasurer and Chief Financial Officer, whose total compensation exceeded $100,000.

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Name & Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Vincent J. Arnone	2017	425,000	96,500	—	—	17,574	539,074
President and Chief Executive Officer	2016	425,000	267,732	—	—	16,697	709,429
	2015	405,000	661,425	—	—	16,003	1,082,428

David S. Collins	2017	270,759	—	—	—	22,744	293,503
Former Senior Vice President, Treasurer and Chief Financial Officer	2016	290,000	133,863	—	—	21,396	445,259
	2015	290,000	228,960	—	—	20,120	539,080

William E. Cummings, Jr.	2017	240,000	67,550	—	134,030	25,495	467,039
Senior Vice President, Sales	2016	235,972	35,584	—	89,183	24,189	384,928
	2015	233,000	41,930	—	74,943	22,964	372,837

Albert G. Grigonis	2017	265,000	67,550	—	—	30,557	363,107
Senior Vice President, General Counsel and Secretary	2016	265,000	133,863	—	—	29,209	428,072
	2015	265,000	228,960	—	—	28,036	521,996

James M. Pach(4)	2017	167,518	48,250	—	—	23,020	238,788
Vice President, Controller and Treasurer	2016	164,939	24,909	—	16,500	18,432	224,780

(1)

The amounts in these columns reflect stock and option awards that were granted in 2017, 2016, and 2015. The amounts represent the aggregate grant date fair value of awards granted in each respective year computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718), excluding the effect of forfeitures (see footnote 8 to the financial statements in our annual report on Form 10-K for a further discussion of the accounting for stock awards). The Look-Back, Revenue and TSR RSUs associated with our long-term incentive plan are included in stock awards at the service inception date, even though they will not be granted until future years. For 2017 and 2016, the maximum value of outstanding stock awards subject to performance conditions exceeded the amount computed in accordance with accounting standards, and are for Mr. Arnone $119,466 and $352,266, for Mr. Grigonis $59,732 and $176,129 and for Mr. Collins $59,732 and $176,129, respectively. See the Grants of Plan-Based Awards table below for further information on awards made in 2017.

(2)

The amounts in this column include cash bonuses including, for Mr. Cummings, amounts paid out under the applicable APC Officer and General Sales Manager Commission Plan and Officer FUEL CHEM Commission Plan. For Mr. Pach, the amounts included for 2016 include a bonus of $15,000 related to his commencement of employment with Fuel Tech, and $1,500 in airfare incentives.

(3)

“All Other Compensation” includes for each of the Named Executive Officers, matching contributions and profit sharing allocations to the Fuel Tech 401(k) Plan; expense for life, accidental death and dismemberment and long-term disability insurance.

(4)	Salary amount shown for Mr. Pach for 2016 reflects a partial annualized salary for 2016 as Mr. Pach commenced employment with the Company in January 2016.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2017

TO NAMED EXECUTIVE OFFICERS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares, Stocks or Units (#)(2)	Closing Price per Share ($/Sh) on Grant Date (k)	Grant Date Fair Value of Stock Option and Other Stock Awards($) (2)(l)
Name (a)	Grant Date (b)	Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)
Vincent J. Arnone	3/13/17	20,000	40,000	108,000	100,000	0.94	94,000
David S. Collins	3/13/17	10,000	20,000	54,000	—	—	—
William E. Cummings, Jr.(3)	—	—	—	—	70,000	0.94	65,800
Albert G. Grigonis	3/13/17	10,000	20,000	54,000	70,000	0.94	65,800
James M. Pach(4)	—	—	—	—	50,000	0.94	47,000

(1)

The 2017 EOIP was adopted by the Compensation Committee, effective March 13, 2017. As previously discussed, the Company failed to achieve the minimum performance threshold for Adjusted EBITDA, and accordingly, no payouts were made under the 2017 EOIP. As described in the Executive Officer Incentive Plan portion of the Compensation Elements section above, if a minimum performance threshold for Adjusted EBITDA had been achieved in 2017, an amount would be paid based on three factors, with a minimum amount of 1.25% of Adjusted EBITDA and a maximum amount of 4.50% of Adjusted EBITDA. The EOIP did not have a performance “target” or a determinable amount payable if the target was met. Amounts in columns (c), (d) and (e) are representative amounts based on the amount that would have been payable if the minimum performance threshold for Adjusted EBITDA had been achieved (1.25% of $1.25 million in Adjusted EBITDA), the amount payable if the minimum threshold for all three factors were achieved (2.5% of Adjusted EBITDA), and the maximum amount payable if the “caps” for all three factors were achieved (4.5% of $6.0 million in Adjusted EBITDA).

(2)

Amounts shown represent the grant of RSUs pursuant to the 2014 Plan on December 15, 2017. 50% of the RSUs vest on the second anniversary of grant, and 50% of such RSUs vest on the third anniversary of grant.

(3)

Mr. Cummings’ short-term plan compensation during 2017 was contingent upon sales of Fuel Tech’s products and services pursuant to the 2017 APC Officer and General Sales Manager Commission Plan and the 2017 Officer FUEL CHEM Commission Plan. Mr. Cummings received $134,030 in sales commission under such plans for 2017.

(4)	There was no short-term incentive plan applicable to Mr. Pach in 2017.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2017

FOR NAMED EXECUTIVE OFFICERS

	Option Exercises and Stock Vested Option Awards		Stock Awards (1)
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Vincent J. Arnone	—	—	96,953	96,906
David S. Collins	—	—	41,333	41,024
William E. Cummings, Jr.	—	—	32,084	27,966
Albert G. Grigonis	—	—	41,333	41,024
James M. Pach	—	—	14,000	12,136

(1)

As discussed in the RSU Long-Term Incentive portion of the Compensation Elements section above, the amounts shown reflect shares that vested on June 28, 2017 upon the determination of the Compensation Committee to accelerate the vesting of all RSUs held by all of Fuel Tech’s employees.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

FOR NAMED EXECUTIVE OFFICERS

For each of the options described below, the option expiration date is the 10th anniversary of the grant date; each of these options vests 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. See the text under the caption “Equity Grant Practices” in the Compensation Discussion and Analysis above.

	Option Awards
(a)	(b)	(c)	(e)	(f)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Vincent J. Arnone	40,000		6.10	09/20/2020
President and Chief Executive Officer
David S. Collins	—		—	—
Former Senior Vice President, Chief Financial Officer and Treasurer
William E. Cummings, Jr.	10,000		10.20	05/20/2019
Senior Vice President, Sales
Albert G. Grigonis	20,000		10.20	05/20/2019
Senior Vice President, General Counsel & Secretary
James M. Pach	—		—	—
Vice President, Treasurer and Controller

At December 31, 2017 the following RSUs were outstanding. See the text under the caption Equity Grant Practices section in the Compensation Discussion and Analysis above.

(a)	(g)	(h)	(i)	(j)
Name	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)(1)
Vincent J. Arnone	100,000	112,000	106,666	119,466
President and Chief Executive Officer
David S. Collins	0	0	53,332	59,732
Former Senior Vice President, Chief Financial Officer and Treasurer
William E. Cummings, Jr.	70,000	78,400	—	—
Senior Vice President, Chief Financial Officer and Treasurer
Albert G. Grigonis.	70,000	78,400	53,332	59,732
Senior Vice President, General Counsel & Secretary
James M. Pach.	50,000	56,000	—	—
Vice President, Treasurer and Controller

(1)	Market value reflects a per RSU value of $1.12, the closing price of Fuel Tech’s Common Stock on December 31, 2017.

(2)

Amounts shown include the following targeted number of Look-Back, Revenue, and TSR RSUs established in conjunction with the 2016 Executive Performance RSU Award Agreements between the Company and each NEO as follows:

Name	Executive Performance Agreement Executed	Target Look-Back RSUs	Target TSR RSUs	Target Revenue RSUs
Vincent J. Arnone	2016	—	53,333	53,333
David S. Collins	2016	—	26,666	26,666
Albert G. Grigonis	2016	—	26,666	26,666

All Target Look-Back RSUs, to the extent actually granted, vest one-third thirteen months after the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date. All Target TSR Performance RSUs and Target Revenue RSUs, to the extent actually granted, vest two-thirds on the grant determination date and one-third after the first anniversary date of the grant determination date. For further detail, please see the discussion included under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

AGENDA ITEM NO. 2 ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND OTHER AMENDMENTS

Overview

The Company’s Board of Directors has adopted a resolution approving an amendment to the Company’s Certificate of Incorporation and recommending that the Company’s stockholders adopt such amendment which would effect a reverse stock split of its issued and outstanding Common Stock at a ratio of not less than one-for-five (1:5) and not more than one-for-ten (1:10), the exact reverse stock split ratio to be determined by the Board of Directors and publicly announced prior to the filing of the Amended and Restated Certificate of Incorporation, should the Board of Directors decide to proceed with the amendment. The amendment would also reduce the number of shares of Common Stock authorized for issuance proportionately. One of the Board of Directors’ purposes in proposing the reverse stock split is to raise the per share trading price of the Company’s Common Stock to better enable the Company to maintain the listing of its Common Stock on the NASDAQ Global Market (the “NASDAQ Global Market”). An increase in the Company’s share price may also broaden the Company’s investor base as many institutional investors and mutual funds have rules against purchasing a stock whose price is below a certain threshold.

If the amendment to the Certificate of Incorporation is adopted by the stockholders, and the Board of Directors determines to proceed, the reverse stock split will be accomplished by the filing with the Secretary of State of the State of Delaware of the amendment that: (i) contains the reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and stockholders and publicly announced prior to the filing of the amendment, which determination shall be made within ten months from the date of the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and (ii) reduces the number of shares of Common Stock (now 40,000,000 shares) proportionately, rounded down for convenience.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

The form of the amendment to the Certificate of Incorporation to accomplish the reverse stock split is attached to this Proxy Statement as Appendix A (the “Amendment”). The following discussion is qualified in its entirety by the full text of the proposed Amendment, which is hereby incorporated by reference.

Purposes of the Reverse Stock Split

One of the Board of Directors’ objectives in proposing the reverse stock split is to raise the per share trading price of the Company’s Common Stock to better enable the Company to maintain the listing of its Common Stock on the NASDAQ Global Market and to attract a broader investor base. Continued listing of the Company’s Common Stock on the NASDAQ Global Market requires compliance with Rule 5450(a)(1) (the “NASDAQ Rule”) which requires the average closing price of the Company’s Common Stock, calculated over 30 consecutive trading days, to be at least $1.00 per share. If the Company’s average closing price did not meet this requirement, the Company would receive a notice from NASDAQ of the deficiency. The Company can regain compliance if, during the 180 calendar day period following receipt of the deficiency notice, the Company’s Common Stock had an average closing price per share of at least $1.00 over a consecutive period of 10 business days. While the Company could obtain a further 180 day period for compliance if it were to transfer its NASDAQ listing to the NASDAQ Capital Market, assuming it met the other standards for a new listing on the Capital Market, the Company currently does not meet these standards. If the Company’s Common Stock were delisted, the Company might seek to have such shares traded on the OTC Bulletin Board or the “pink sheets.” The Board of Directors does not consider this to be a desirable outcome.

At the Company’s 2017 Annual Meeting, the stockholders approved an amendment to the Company’s Certificate of Incorporation for a reverse stock split of its issued and outstanding Common Stock at a ratio of not less than one-for-five (1:5) and not more than one-for-ten (1:10), with the final ratio as determined by the Board of Directors to be in the best interest of the Company within ten months of May 18, 2017. The Board had recommended this action because it considered it prudent to plan for the possibility that the trading price of the Company’s Common Stock might trade below under $1.00 for a period of 30 trading days which would result in a deficiency notice being issued. In fact, this occurred during 2017. During 2017 and 2018, the Board of Directors determined nevertheless not to effect such a reverse stock split, primarily because during 2017 the Company’s stock price rose to levels sufficient to allow the Company to maintain the listing of its Common Stock on the NASDAQ Global Market without the necessity of incurring the cost of a reverse stock split.

Over the last year, the Company’s Common Stock has traded in a range between $0.70 and $1.83. The Company’s Board of Directors continues to consider it prudent to consider the possibility that the trading price would trade below $1.00 over a period of 30 trading days and that it would receive a deficiency notice. In that event, the Board of Directors would propose a reverse stock split with the expectation that this would result in regained compliance. Under Delaware law, such a reverse stock split would require stockholder approval, which would require it to hold a meeting of stockholders within the 180 day period for regaining compliance. In order to avoid the possible expense of holding a second meeting of stockholders before the next annual meeting, the Board of Directors has determined to propose such a reverse stock split at this annual meeting. The Board of Directors believes that effecting the reverse stock split will in any case further ensure continued compliance with the NASDAQ Rule. The Board of Directors believes that the increased market price of our Common Stock expected as a result of the reverse stock split may improve marketability and liquidity of our Common Stock and further encourage interest and trading in our Common Stock.

For example, the Board of Directors believes that some institutional investors and investment funds may be reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. The reverse stock split could increase our market price to a level that would be viewed more favorably by potential investors. Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stock. A higher stock price after the reverse stock split may reduce this concern.

Board of Directors’ Discretion to Implement Reverse Stock Split and Determine the Ratio

If the Amendment to the Certificate of Incorporation effecting the reverse stock split is adopted by the stockholders, the reverse stock split will become effective, if at all, only upon a determination by the Board of Directors within ten months after the Annual Meeting of the reverse stock ratio to be used and that the actions contemplated by the Amendment containing such reverse stock split ratio are in the best interests of the Company and the stockholders. Notwithstanding approval by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed reverse stock split and determine not to effect any reverse stock split. If the Board of Directors elects not to implement the reverse stock split at this time, stockholder approval would again be required prior to implementing any subsequent reverse stock split.

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than one-for-five (1:5) and not more than one-for-ten (1:10), as determined by the Board of Directors in its sole discretion. In determining the reverse stock split ratio, the Board of Directors will consider numerous factors, including:

•	the historical and projected performance of the Company’s Common Stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the Company’s capitalization (including the number of shares of Common Stock issued and outstanding);

•	the prevailing trading price for the Company’s Common Stock and the volume level thereof;

•	the potential devaluation of the Company’s market capitalization as a result of the reverse stock split; and

•	the number of holders of the Company’s common stock who after the reverse stock split may hold fractional shares and be cashed out.

The Company’s purpose for requesting authorization to implement the reverse stock split at a ratio to be determined by the Board of Directors, as opposed to a ratio that is fixed in advance, is to give the Board of Directors the flexibility to take into account then-current market conditions and changes in the price of the Company’s Common Stock and to respond to any other developments that may be relevant when considering the appropriate ratio.

The Board of Directors will determine the exact reverse stock split ratio within the stated range prior to filing the Amendment with the Secretary of State of the State of Delaware and such reverse stock split ratio will be publicly announced prior to such filing through a press release.

Certain Risks Associated with Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of the Company’s Common Stock. Although the Board of Directors expects that the reverse stock split will result in an increase in the market price of the Company’s Common Stock, it cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect of the reverse stock split upon the market price of the Company’s Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of Common Stock is dependent on many factors, including the Company’s business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports the Company files with the SEC. If the reverse stock split is implemented and the market price of the Company’s Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell. The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of the Company’s Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

The reverse stock split may not generate additional investor interest. While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

The reduced number of shares of Common Stock resulting from a reverse stock split could adversely affect the liquidity of the Company’s Common Stock. Although the Board of Directors believes that the decrease in the number of shares of the Common Stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of the Company’s Common Stock could encourage interest in the Company’s Common Stock and possibly promote greater liquidity for the Company’s stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Anticipated Effects of Reverse Stock Split

Effect on Authorized and Outstanding Shares. Currently, the Company is authorized to issue up to a total of forty million shares of the Company’s Common Stock. Upon effectiveness of the reverse stock split, the number of authorized shares that are not issued or outstanding will be reduced but effectively remain the same because the proposed amendment will reduce the number of authorized shares proportionately. As of March 22, 2018, the record date, there were 24,132,287 shares of Common Stock outstanding. The following table illustrates the effects of the reverse stock split at certain exchange ratios within the one-for-five (1:5) and one-for-ten (1:10) range, without giving effect to any adjustments for fractional shares of Common Stock, on our outstanding shares of Common Stock as of March 22, 2017, the record date:

As of March , 2018 Record Date	Pre-Reverse Split	Post-1-for-5 Reverse Split	Post-1-for-10 Reverse Split
Common Stock	24,132,287	4,826,457	2,413,228
Shares Reserved under 2014 LTIP	4,400,676	880,135	440,068

The Company’s Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Company’s Common Stock under the Exchange Act. If the proposed reverse stock split is implemented, the Company currently expects that the Common Stock will continue to be traded on the NASDAQ under the symbol “FTEK,” provided that the Company meets the continued listing requirements (although the NASDAQ would likely add the letter “D” to the end of the trading symbol for a period of about 20 trading days to indicate that the reverse stock split has occurred).

Effect on Outstanding Stock Awards; Stock Plans. The reverse stock split, when implemented, will affect outstanding Restricted Stock Units (RSU) awards and options to purchase the Company’s Common Stock. The proposed reverse stock split will also reduce the number of shares of Common Stock issuable under the Company’s 2014 LTIP. The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested RSUs will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split. Similarly our outstanding RSU awards would be reduced proportionately following the reverse stock split.

Effect on Existing Stockholders. The number of shares of Common Stock held by each stockholder will be reduced as a result of the reverse stock split. For example, as a result of a 1-for-10 reverse stock split, a stockholder holding 100 shares of Common Stock before the reverse stock split would hold 10 shares of Common Stock immediately after the reverse stock split. No fractional shares will be issued and any stockholder that holds a fractional share interest will receive payment as described below under “Treatment of Fractional Shares.”

Effect on the Company. We expect our business and operations to continue as they are currently being conducted and the reverse stock split is not anticipated to have any effect upon the conduct of such business. We expect to incur expenses of approximately $50,000 to effect the reverse stock split.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Accounting Consequences

The par value per share of the Company’s Common Stock will remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to the Company’s Common Stock will be reduced proportionately from its present amount, and the additional paid in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Upon the proposed Amendment to the Certificate of Incorporation becoming effective pursuant to the Delaware General Corporation Law (the “Effective Time”), the aggregate of all fractional shares otherwise issuable to the record holders of shares of Common Stock prior to the Effective Time, as applicable, will be issued to the Company’s transfer agent, as agent, for the accounts of all record holders of such shares otherwise entitled to have fractional shares issued to them. The sale of all fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the Common Stock at the time of sale. After such sale and upon the surrender of the certificates representing Common Stock outstanding immediately prior to the Effective Time, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests. No transaction costs will be assessed to stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for fractional shares.

After the reverse stock split, then current stockholders will have no further interest in the Company with respect to fractional shares. Such stockholders will only be entitled to receive the cash payment described above. Such cash payments may reduce the number of post-split stockholders; however, this is not the purpose of the reverse stock split.

Stockholders should be aware that under the escheat laws of the relevant jurisdictions, cash payments not timely claimed after the effective date of the reverse stock split may be required to be paid to designated agents for the relevant jurisdictions, without interest.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Common Stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the exchange agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the new direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) to the transfer agent.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO BY THE TRANSFER AGENT.

Effect on Registered Book-Entry Holders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Company’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•

If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of the reverse stock split to the Company’s stockholders. This summary does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, and stockholders owning large positions in the Company’s Common Stock. Other stockholders may also be subject to special tax rules, including, but not limited to, stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for U.S. federal income tax purposes. This summary also assumes that you are a U.S. Holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term “U.S. Holder” means a stockholder that is, for U.S. federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to U.S. federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a U.S. Holder upon such holder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split, except with respect to cash, if any, received in lieu of fractional shares, as described below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the holder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor (excluding any amount allocable to a fractional share for which cash is received). The holder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

In general, the receipt of cash by a U.S. Holder in lieu of a fractional share of post-reverse stock split Common Stock will result in a taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. Holder will be determined based upon the difference between the amount of cash received by such U.S. Holder and the amount of pre-reverse stock split basis allocable to the fractional share. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year. There are limitations on the deductibility of capital losses under the Code.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

No Dissenters’ Rights

The holders of shares of Common Stock will have no dissenters’ rights of appraisal under Delaware law, the Certificate of Incorporation or the Bylaws with respect to the proposed Amendment to the Certificate of Incorporation to accomplish the reverse stock split.

Approval Required

The affirmative vote of a majority of the shares of Common Stock of the Company entitled to vote thereon are required to adopt the Amendment to the Certificate of Incorporation to accomplish a reverse stock split of our Common Stock. The effect of an abstention or broker non-vote is the same as that of a vote against the proposal.

The Board recommends that you vote FOR adoption of the Amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s Common Stock.

AGENDA ITEM NO. 3 APPROVAL OF AN AMENDMENT TO THE FUEL TECH, INC. 2014 LONG-TERM INCENTIVE PLAN INCREASING THE NUMBER OF AVAILABLE SHARES

At the Annual Meeting, our stockholders will be asked to approve an amendment to our 2014 Long-Term Incentive Plan, which we refer to in this proxy statement as the 2014 Plan, to increase the number of shares available under the plan by 1,200,000 to 3,200,000 shares. The amendment to the 2014 Plan has been adopted by Fuel Tech’s Board, subject to and to be effective upon the same date the amendment to the 2014 Plan is approved by our stockholders. Our 2014 Plan was approved by stockholders in May 2014.

The 2014 Plan is our primary equity incentive plan. (While we have a separate plan under which our Board members may defer board fees in the form of equity, this separate plan is limited to our Board members and only applies to cash compensation already earned by directors.) Our Board believes that the 2014 Plan provides important incentives to attract and retain key individuals, which is essential to the Company’s long-term growth and success, but the remaining number of shares available for awards under the plan will not be sufficient to continue to utilize the 2014 Plan as it has in the past. If our stockholders do not approve the amendment to the 2014 Plan, our Board will need to cease making awards under the plan when the remaining number of shares available are exhausted, and our Board will need to consider substituting other forms of compensation to ensure that our compensation programs provide appropriate incentives for our key employees, consultants and directors. An affirmative vote of a majority of our stockholders is required to approve the amendment to the 2014 Plan.

Considerations Evaluated for Adopting, and Recommending Approval of, the Amendment to Our 2014 Plan

In deciding to adopt the amendment to the 2014 Plan to increase the number of shares available for awards, our Board considered a number of factors, which it also believes are reasons for stockholders to approve adoption of the amendment to the plan.

•

Our Board believes that it is desirable to continue to have an equity plan in place to be used as part of its compensation approach. We describe how we have used equity incentives for our compensation approach in the Compensation Discussion and Analysis section elsewhere in this proxy statement.

•

Under the 2014 Plan, only 592,948 shares remain available for grant as of March 8, 2018. The amendment would increase the number of shares remaining available for grant to a combined total of 1,792,948, an aggregate amount which represents approximately 7.4% of the number of our shares outstanding.

•

Awards made under the 2014 Plan and the company’s prior equity incentive plan (referred to in this proxy statement as the FTIP) in the form of options with an exercise price of $0.96 to $26.80, covering approximately 1,101,750 shares, remain outstanding as of March 8, 2018. These shares represent an

“overhang” of approximately 4.3% of our outstanding shares as of March 8, 2018. The table below shows the exercise price, remaining time until expiration and other detail for the aforementioned outstanding option awards. To the extent that one or more of the options shown below are not exercised before their expiration dates, that would decrease the outstanding shares overhang percentage shown above as the unexercised option shares would not result in dilution of stockholder equity. The Board considered the likelihood that some of these options would expire without being exercised, and become available for awards under the 2014 Plan, in approving the increase in the number of shares available for grant under the plan.

Range of Exercise Prices	Options Outstanding	Remaining Time to Expiration	Weighted Average Exercise Price
$0.96-6.58	707,500	6.6 years	3.02
6.59-11.59	319,250	1.3 years	9.68
11.60-16.60	20,000	3 months	15.42
16.70-26.80	55,000	1 month	23.154

•

In setting the increased number of shares available for award grants under the 2014 Plan, our Board considered its historical rate of granting awards and projected possible future rates of granting awards. If our Compensation Committee continues to make equity grants at the average rate it has made grants in the last three fiscal years, our expectation is that the number of shares available under the plan, as approved by our Board, would be sufficient to allow for grants for approximately the next two years. The Company’s average equity expenditures for the last three fiscal years, known commonly as its “burn rate”, using the publicly disclosed methodology of ISS Proxy Advisory Services, which adjusts the calculation by a multiple of two for full value awards such as our RSUs, was approximately 4.4%.

•

Our Compensation Committee, with the assistance of the Committee’s compensation consultant, also reviewed the Company’s Peer Group to evaluate the Company’s awards outstanding and share usage rate as compared to those of its peers. Our annual shares granted from 2014 – 2016 (the most recent information then available with respect to the Company’s Peer Group) as a percentage of outstanding shares at the beginning of the last calendar year was 3.49%, which is above the 75th percentile among Company’s Peer Group (3.23%).

Description of our 2014 Plan

Below is a summary of certain important features of the 2014 Plan. This summary is qualified in its entirety by reference to the full text of the 2014 Plan which is attached to this Proxy Statement as Appendix B.

Purposes of the Plan

The purposes of the 2014 Plan are to:

•	to attract and retain employees, consultants and directors who will contribute to our long-range success; and

•	align the interests of our plan participants with those of our stockholders.

Shares Subject to the Plan and to Awards

Under the terms of the 2014 Plan, the fixed number of shares of our common stock with respect to which awards may be granted is 2,000,000. The amendment would increase this number to 3,200,000. This limit is adjusted as follows:

•

increased by the number of shares subject to awards under the 2014 Plan or FTIP that are forfeited, expire or otherwise terminate without issuance of shares, settled for cash (in whole or in part) or otherwise do not result in the issuance of all or a portion of the shares subject to such Award;

•

increased by the number of shares tendered or withheld upon the exercise of an award granted under the 2014 Plan or the FTIP, whether such shares are withheld to satisfy the exercise price or withholding tax obligations; and

Shares subject to awards under the 2014 Plan may consist of unissued shares, treasury shares or shares purchased in the open market or otherwise.

In the event of a stock split, stock dividend or other change in our capitalization or an extraordinary corporate transaction, our Compensation Committee will make equitable adjustments to reflect such change or transaction in (1) the aggregate number and kind of shares reserved for issuance of awards under the 2014 Plan (including specific limits applicable to certain types of awards and the limits on awards to any participant in any specific period) and (2) the awards outstanding under the 2014 Plan.

The maximum number of shares with respect to which options and/or stock appreciation rights may be granted to any participant in any one-year period is 1,000,000. The maximum number of shares with respect to which other awards may be granted to any participant in any one-year period is 1,000,000. However, each of these limitations is multiplied by a factor of two during the first calendar year of a participant’s employment with us. The maximum dollar value payable to any participant with respect to any performance units and/or other awards that are valued with reference to property other than shares in any performance period is $2,000,000 for each twelve months of the performance period. The maximum number of shares of our common stock that may be issued pursuant to awards that qualify as “incentive stock options” is 5,000,000.

The maximum number of shares that can be the subject of awards to our non-employee directors in the form of options or stock appreciation rights granted in any single calendar year may not exceed 500,000 and the maximum number of shares that can be the subject of awards to our non-employee directors in the form of restricted stock, restricted stock units or other awards under the plan in any single calendar year may not exceed 500,000. However, in the case of a new non-employee director, these limitations are multiplied by a factor of two for awards in the first year a person becomes a director.

Administration

The 2014 Plan is administered by our Compensation Committee. Subject to the terms of the 2014 Plan, our Compensation Committee has the sole authority to determine questions arising under, and to adopt rules for the administration of, the 2014 Plan.

Our Compensation Committee determines which of our officers and employees will receive awards. With regard to all plan participants, our Compensation Committee determines the time when awards are granted, the type of awards, the number of shares subject to awards and the other terms of such awards. Any director, officer or salaried employee of Fuel Tech or its affiliates is eligible for any type of award that can be granted under the 2014 Plan, subject to the share limitations described above. As of December 31, 2017, we had one employee and four non-employee directors.

Awards to Directors, Officers and Employees

The 2014 Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards (in the form of equity or cash bonuses), dividend equivalents on full value awards and other awards (which may be based on whole or in part on the value of our common stock or other property).

Directors, salaried employees, and consultants of Fuel Tech and its commonly-controlled affiliates are eligible to participate in the 2014 Plan. On December 31, 2017, we had approximately 82 full-time salaried employees (including executive officers) who would have been eligible to participate in the 2014 Plan if it had been in effect as of that date. However, we expect we will only make award grants under the 2014 Plan to individual employee contributors and management and our non-employee directors. We currently do not expect to grant equity awards to consultants under the 2014 Plan.

Description of Possible Awards

Awards under the 2014 Plan can take a number of forms. In the past we have made grants in the form of options and, more recently, restricted stock units. We currently intend to continue to make grants in the form of options and restricted stock units, but this may change in the future.

Options. We may grant non-statutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the 2014 Plan. Non-statutory stock options may be granted to any eligible participant. Incentive stock options may only be granted to our salaried employees or salaried employees of our subsidiaries or, if we have a parent corporation in the future, salaried employees of our parent. Our Compensation Committee will determine the vesting schedule and number of shares covered by each stock option granted to a participant. We may grant stock options with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price is determined at grant and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of our total outstanding shares). The term of a stock option shall not exceed ten years from the date of grant. Dividend equivalent rights may not be granted on stock options awarded under the 2014 Plan.

Stock Appreciation Rights. We may grant stock appreciation rights under the 2014 Plan. Stock appreciation rights may be subject to time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Stock appreciation rights may be awarded in combination with stock options, and such awards shall provide that the stock appreciation rights will not be exercisable unless the related stock options or stock grants are forfeited. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the participant will receive payment from us in an amount determined by multiplying (a) the excess of (1) the fair market value of a share on the date of exercise over (2) the exercise price times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares, or any combination of both, as determined by our Compensation Committee at the time of grant. Dividend equivalent rights may not be granted on stock appreciation rights awarded under the 2014 Plan.

Restricted Stock. We may award stock, subject to vesting conditions, under the 2014 Plan. Participants may be required to pay cash or other legal consideration to us at the time of a stock grant, but the 2014 Plan does not establish a minimum purchase price for shares awarded as stock grants. We may award stock grants with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. When the stock grant award conditions are satisfied, then the participant will be vested in the shares and will have complete ownership of the shares. Dividends paid on unvested stock grants subject to time or performance-based vesting requirements will be subject to forfeiture if the related time or performance-based vesting condition is not satisfied.

Restricted Stock Units. We may award restricted stock units under the 2014 Plan. Participants are not required to pay any consideration to us at the time of grant of a restricted stock unit. We may grant restricted stock units with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. We may provide for dividend equivalents on restricted stock units awarded under the 2014 Plan based on the amount of dividends paid on outstanding shares of our common stock. However, any dividend equivalent rights granted in connection with an award of restricted stock units subject to time or performance-based vesting requirements, will be subject to the same time performance-based vesting requirements as the restricted stock units to which they relate. When the participant satisfies the conditions of the restricted stock unit award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or any combination of both, as set forth in the underlying award agreement.

Other Awards. We may also grant other awards valued and paid in whole or in part on the basis of the value of the shares of our common stock or other property.

Business Criteria for Certain Performance Awards to Executive Officers

Under current law, beginning in 2018 Section 162(m) of the Code limits our ability to deduct compensation of more than $1.0 million paid to any person who has served as our chief executive officer, chief financial officer and the three other most highly compensated executive officers. However, compensation that qualifies as “performance-based” and was the subject of a binding contract on November 2, 2017 is exempt from the $1.0 million deduction limitation. In order to qualify as “performance-based,” among other requirements, the compensation must be paid solely on account of the attainment of pre-established performance goals and the material terms of such goals must be disclosed to and subsequently approved by our stockholders generally every five years. Performance awards that had been made prior to November 2, 2017 and intended to qualify as “performance-based” compensation under Section 162(m) of the Code were subject to the attainment of performance targets based upon one or any combination of the following:

•	net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	gross revenue, net revenue, gross revenue growth or net revenue growth;

•	sales of particular products or services;

•	gross profit, gross profit growth, net profit or net operating profit (before or after taxes);

•

earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentive pay, contributions to 401(k) or other employee benefit plans, or items of income or expense not occurring in the normal course of business, whether or not on continuing operations or on an aggregate or per share basis (basic or fully diluted);

•	return on assets, capital, invested capital, equity, or sales (discounted or otherwise);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	one or more operating ratios such as earnings before or after interest, taxes and/or depreciation and/or amortization;

•	gross or operating margins;

•	improvements in capital structure;

•	budget and expense management or cost targets;

•	productivity ratios;

•	economic value added or other value-added measurements;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	book value;

•	financing and other capital raising transactions (including sales of our equity or debt securities;

•	operating efficiency;

•	working capital targets;

•	enterprise value;

•	completion of acquisitions, business expansion, reorganizations or divestitures (in whole or in part);

•	borrowing levels, leverage ratios or credit rating;

•

regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of us or a third-party manufacturer) and validation of manufacturing processes (whether ours or a third-party manufacturer’s);

•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);

•

establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors);

•	supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of our products);

•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

•	economic value-added models or equivalent metrics;

•

implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, succession and hiring projects, or expansions of specific business operations;

•	timely completion of new product roll-outs;

•	timely launch of new facilities;

•	sales or licenses of our assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); or

•	royalty income.

These performance goals also may be based on specified levels of performance, based on Fuel Tech or an applicable affiliate or division, under one or more of the measures described above relative to the performance of other companies, or an index covering multiple companies. The measurement of such performance goals may exclude the impact of:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

•	any reorganization and restructuring programs;

•

extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year;

•	acquisitions or divestitures;

•	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

•	foreign exchange gains and losses; and

•	a change in our fiscal year.

Performance goals are established by our Compensation Committee within 90 days of the beginning of each fiscal year. Following the completion of the applicable performance period, the committee will certify the extent to which the applicable performance goals have been attained and the amounts payable with respect to the performance awards. The committee has the discretion to decrease, but not increase, the amount of these performance awards. In addition, our Compensation Committee may not waive the achievement of the applicable performance goals except in the case an event as permitted under the Code Section 162(m) exemption for performance-based compensation.

Change in Control

If we experience a change in control transaction, our Compensation Committee or Board may provide for one or more of the following (to the extent permitted under the deferred compensation rules under Section 409A of the Internal Revenue Code):

•	full or partial vesting of some or all of the outstanding awards immediately prior to the change in control transaction;

•

cancellation of some or all of the outstanding awards (vested or not) in exchange for cash or property representing the value the award recipient would have obtained upon the exercise or settlement of the award in connection with the transaction;

•	assumption of existing awards or the issuance of substitute awards in exchange for some or all of the outstanding awards;

•

full vesting of outstanding options and stock appreciation rights combined with a requirement that the award recipient exercise the awards before the closing of the change in control transaction or such awards will terminate; or

•	continuing the outstanding awards on their same terms.

We are not required to treat all award recipients or awards granted to any individual award recipient in the same manner.

A change in control generally is defined as:

•

an acquisition by any person as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 of beneficial ownership of 50% or more of our then outstanding common stock or voting power;

•	a sale, transfer or other disposition of all or substantially all of our assets;

•	the date ten days prior to our liquidation or dissolution;

•	a merger, consolidation, statutory share exchange or similar corporate transaction, unless our stockholders continue to hold, directly or indirectly, more than 50% of our voting power; or

•

incumbent directors shall cease for any reason to constitute a majority of our board of directors unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were incumbent directors.

Transferability and Exercise

Awards granted under the 2014 Plan generally may not be transferred while any vesting or restriction period is in place, except in the event of the participant’s death. During a participant’s lifetime, an award may only be exercised by the participant or, in some cases, by the participant’s guardian or legal representative. In certain instances, our Compensation Committee may permit transfers of awards to family members of a participant. With respect to options granted under the 2014 Plan, an option holder may pay the exercise price with cash or, to the extent permitted by our Compensation Committee, through a broker-assisted cashless exercise procedure, reduction of shares deliverable under the award or through another legal form of payment.

Amendments

Our Board may, at any time, modify or amend the 2014 Plan, except that no amendment may impair the rights of the participants as they relate to outstanding awards unless such amendment is made to comply with applicable law, stock exchange rules or accounting rules. In addition, stockholder approval is required for any material amendment, including any amendment that permits re-pricing any options or stock appreciation rights. Stockholder approval is also required for any amendment to the extent required at the time under securities laws, tax laws or the rules of the exchange on which our stock is traded. Currently, this limitation would apply to any amendment that (1) increases the maximum number of shares that may be issued under the 2014 Plan, (2) extends the period during which options may be granted beyond the time originally prescribed, or (3) changes the persons eligible to participate in the 2014 Plan.

Termination of the 2014 Plan

The 2014 Plan will terminate on May 22, 2024, but such termination will not affect awards previously granted under the 2014 Plan.

Certain Federal Tax Consequences of Option Grants

Upon the grant of an option under the 2014 Plan, neither Fuel Tech nor the participant receiving the option incurs any federal income tax consequences. In general, with respect to a non-qualified option, upon the exercise of the option, the holder incurs ordinary income measured by the difference between the exercise price and the fair market value of the common stock as determined on the date of exercise and Fuel Tech receives a corresponding tax deduction in the same amount. Upon exercise of an incentive stock option, which may only be granted to an officer or employee, the holder will generally not realize ordinary taxable income and Fuel Tech will not be allowed a tax deduction, as long as the holder is employed with Fuel Tech or a subsidiary from the time of grant through the date three months before the incentive stock option was exercised. If the foregoing requirement is not met, the exercise of an incentive stock option generally is treated in the same manner as the exercise of a nonqualified stock option. In addition, if the holder of an incentive stock option exercises the option and disposes of the shares acquired within two years after the date of grant or one year after the date of exercise, then the option generally is treated in the same manner as a non-qualified option, except that the amount of ordinary income recognized by the holder (and the corresponding deduction available to Fuel Tech) is measured by the lesser of (1) the excess, if any, of the fair market value of the shares acquired over the exercise price or (2) the excess, if any of the amount realized on the share disposition over the exercise price. If the employment and holding period requirements are satisfied, then the gain realized on the sale of stock acquired upon exercise of an incentive stock option generally will be treated as capital gain. The excess of the fair market value at the time of exercise of shares acquired through exercise of an incentive stock option over the exercise price generally will be an item of tax preference for purposes of determining alternative minimum tax. Options granted under the 2014 Plan are not intended to constitute “nonqualified deferred compensation” under Code Section 409A.

The foregoing paragraph is not intended to be a complete statement of applicable tax law and it is based upon the federal income tax laws in effect on the date of this proxy statement.

New Plan Benefits

Our Compensation Committee determines grants of awards to officers and other employees under the 2014 Plan at its discretion, subject to the share limits described above. Because the awards are discretionary, it is not possible to determine at this time the amount or dollar value of future awards to be provided under the 2014 Plan.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

AGENDA ITEM NO. 4 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 22, 2017, the Audit Committee approved the appointment of RSM US LLP (RSM) f/k/a McGladrey LLP as Fuel Tech’s independent registered accounting firm for the year ending December 31, 2017. We are asking you to ratify that appointment. RSM has served in this capacity since its July 2010 appointment and has become knowledgeable about Fuel Tech’s operations and accounting practices and is well qualified to act in the capacity of independent registered accountants. In making the appointment, the Audit Committee reviewed RSM’s performance along with its reputation for integrity, overall competence in accounting and auditing and independence. Representatives of RSM will be present at the Annual Meeting and will have the opportunity to make a statement, if they wish to do so, and be available to respond to questions.

Audit Fees

Fees for professional services provided by RSM in each of the last two fiscal years by category were:

	2017($)	2016($)
Audit Fees	345,957	402,579
Audit-Related Fees	—	10,550
Tax Fees	—	—
All Other Fees	—	—

	345,957	413,129

Pre-Approval Policies and Procedures

Fuel Tech’s policy and procedure is that each engagement for an audit or non-audit service is approved in advance by the Audit Committee.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

Report of the Audit Committee

Management is primarily responsible for Fuel Tech’s internal controls and financial reporting. RSM US LLP (RSM) f/k/a McGladrey, LLP, Fuel Tech’s independent auditors, are responsible for performing independent audits of Fuel Tech’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board. These audits serve as the basis for RSM’s opinions included in annual reports to stockholders as to whether the financial statements fairly present, in all material respects, Fuel Tech’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles, whether management’s assessment of the effectiveness of Fuel Tech’s internal control over financial reporting is fairly stated in all material respects, and whether Fuel Tech’s internal control over financial reporting was effective. The Audit Committee (“Committee”) is responsible for the review and oversight of these processes.

Management has represented that Fuel Tech’s 2017 financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with both management and RSM the 2017 financial statements, management’s report on internal control over financial reporting and RSM’s report on financial reporting. The Committee has also discussed with RSM the matters required to be discussed by the Public Company Accounting Oversight Board; Audit Standard No. 16.

The Committee has received the written disclosures and correspondence from RSM required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has represented that RSM is independent from Fuel Tech. The Committee has discussed with RSM their independence and concluded that the provision of the services described above under the caption “Audit Fees” is compatible with maintaining their independence.

The Committee reviewed its charter and determined that no changes were required to the charter.

Based on the representations, reviews and discussions referred to above, the Committee recommended to the Board that Fuel Tech’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the Securities and Exchange Commission.

By the Audit Committee:

D.L. Zeitler, Chairman

      J.J. Markowsky and T.S. Shaw

AGENDA ITEM NO. 5 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Fuel Tech is offering our stockholders the opportunity to cast an advisory vote (commonly referred to as the “say on pay” vote) on the Company’s executive compensation program for its NEOs. Although this advisory vote is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for the Company’s NEOs.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that the primary elements of the Company’s executive compensation programs for Fuel Tech’s NEOs are based on a pay-for-performance structure, are well-aligned with the long-term interests of the Company’s stockholders, and are designed to attract, motivate, and retain NEOs who are critical to the success of Fuel Tech. Some of the features of the Company’s executive compensation programs that illustrate the Fuel Tech’s philosophy are:

•

By design, two of the three primary elements of each NEO’s overall compensation package are at-risk and are subject to the Company’s performance. As explained in detail in the Summary of NEO Compensation portion of the Compensation Discussion and Analysis section, in fiscal 2017, NEO incentive compensation, whether short-term or long-term, was determined based on the Company’s financial, operational or sales performance, or a combination of those factors.

•

Base salary and base salary increase decisions for Fuel Tech’s NEOs are typically in keeping with market pay data for comparable executive positions in companies from Fuel Tech’s established peer group (also see the discussion of the use of peer groups in the Benchmarking, Consultants and Use of Peer Groups section above). Exceptional increases are limited to promotions or situations where the executive’s job performance is strong and his/her base salary is significantly under the market median.

•

Both in design and application, the formal cash-based short-term incentive programs applicable to each of the Company’s NEOs, whether the CIP or the APC or FUEL CHEM Officer Commission Plans, is a pay-for-performance program.

•

Our stock option awards and RSU grant awards feature graduated vesting over a multiple year period. For RSUs, the number of years in the vesting period can vary depending on the type of RSU grant involved.

Stockholders are encouraged to read the full details of Fuel Tech’s executive compensation programs as described in the Compensation Discussion and Analysis, section and the accompanying compensation tables and related narrative disclosure to properly evaluate Fuel Tech’s approach to compensating the Company’s executives.

For the reasons provided above, Fuel Tech recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative disclosure in this proxy statement.

The Board of Directors recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Fuel Tech believes that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for the year 2016 were timely filed.

Other Business

Management knows of no other matters that may properly be, or are likely to be, brought before the Annual Meeting other than those described in this Proxy Statement.

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the annual meeting of stockholders to be held in the year 2019 must be received in writing addressed to the Board of Directors or the Secretary of Fuel Tech at 27601 Bella Vista Parkway, Warrenville, IL 60555 on or before December 6, 2018 and, if not received by such date, may be excluded from the proxy materials. Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations and our bylaws in order to be eligible for inclusion in the proxy materials for that meeting.

In addition, under our bylaws, if security holders intend to nominate directors or present proposals at the 2019 annual meeting other than through inclusion of such proposals in the proxy materials for that meeting, then Fuel Tech must receive notice of such nominations or proposals at 27601 Bella Vista Parkway, Warrenville, IL 60555 no earlier than January 18, 2019 and no later than February 17, 2019. Such notice must meet the informational and other requirements set forth in our bylaws in order to be presented at the 2019 annual meeting. If we do not receive notice by that date, then such proposals and nominees may not be presented at the 2019 annual meeting.

Communicating With the Board of Directors

Any stockholder desiring to send a communication to the Board of Directors, or any individual director, may forward such communication to the Secretary to the address provided above for stockholder proposals. Under procedures fixed from time to time by the independent directors, the Secretary will collect and organize all such communications and forward them to the Board or individual director. Fuel Tech generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Fuel Tech.

FUEL TECH, INC.

Albert G. Grigonis

Secretary

March 26, 2018

APPENDIX A

FORM OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

FUEL TECH, INC.

Pursuant to Section 242 of the

Delaware General Corporation Law

The undersigned, being a duly authorized officer of Fuel Tech, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is “Fuel Tech, Inc.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on September 25, 2006.

3. This Amendment to the Certificate of Incorporation amends the Certificate of Incorporation of the Corporation.

4. This Amendment to the Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. The text of Paragraph 5 of the Certificate of Incorporation is hereby amended and restated in full as follows:

“The corporation shall have authority to issue the total number of [● (                )]shares of the par value of $0.01 per share, amounting in the aggregate to [● Dollars ($                )], and of such shares [●] (                )] shall be designated as common stock.

Effective at the time of filing of this Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every[ ● ] shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (“Old Common Stock”) shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value, $0.01 per share, of the Corporation (“New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the foregoing combination and reclassification of the Old Common Stock (such combination and reclassification, the “Reverse Stock Split”) and, in lieu thereof, upon receipt after the Effective Time by the Corporation’s transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of Old Common Stock, any stockholder who would otherwise be entitled to a fractional share of New Common Stock as a result of the Reverse Stock Split, following the Effective Time (after taking into account all fractional shares of New Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of New Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s common stock (as adjusted to give effect to the Reverse Stock Split) on the NASDAQ Global Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of

New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined and reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined and reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

A-2

IN WITNESS WHEREOF, I have signed this Amendment to the Certificate of Incorporation this [●] day of [●], [●] .

By:

Name:
Title:

A-3

APPENDIX B

FUEL TECH, INC. 2014 LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of this Fuel Tech, Inc. 2014 Long-Term Incentive Plan is to further the interests of the Corporation and its stockholders by providing incentives (a) to attract and retain employees, consultants and directors who will contribute to the Corporation’s long range success and (b) that align the interests of the Participants with those of the stockholders of the Corporation.

2. Definitions. As used in this Plan:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Corporation.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Share, a Restricted Stock Unit, a Performance Award (including a cash bonus) or an Other Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Corporation, be transmitted electronically to any Participant.

“Beneficial Owner” with respect to any date, has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Corporation.

“Cause” means:

(1) With respect to any Employee or Consultant: (i) “Cause” as defined in any individual agreement between the Corporation or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Cause: (A) the failure by the Participant to perform such duties as are reasonably requested by the Corporation as documented in writing to the Participant, (B) the Participant’s disregard of his or her duties or failure to act, where such action would be in the ordinary course of the Participant’s duties, (C) the failure by the Participant to observe Corporation policies and/or policies of Affiliates of the Corporation generally applicable to employees of the Corporation and/or its Affiliates, (D) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (E) the commission by the Participant of any act of fraud, theft, financial dishonesty or self-dealing with respect to the Corporation or any of its Affiliates, or any felony or criminal act involving moral turpitude, (F) any breach by the Participant of the provisions of any confidentiality, non-competition or non-solicitation agreement between the Participant and the Corporation or any Affiliate, or any other agreement or contract with the Corporation or any of its Affiliates, (G) chronic absenteeism, (H) alcohol or other substance abuse, or (I) the commission of any violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) by the Participant.

(2) With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross incompetence, misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

(3) A Participant’s termination of Continuous Service shall be deemed to have been for Cause if, after such termination of Continuous Service, facts and circumstances are discovered that would have justified a termination of Continuous Service for Cause.

“Change in Control” has the meaning set forth in Section 14.1.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations and other guidance promulgated thereunder.

“Committee” means a committee of two or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3.

“Consultant” means any individual who is engaged by the Corporation or any Affiliate to perform services as an independent contractor (which may include a director of an Affiliate).

“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service. For example, a change in status from an Employee to a director of an Affiliate will not constitute an interruption of Continuous Service. For purposes of the Plan, no termination of Continuous Service by an Employee shall be deemed to result from either (a) a transfer to the employment of the Corporation from an Affiliate or from the Corporation to an Affiliate, or from one Affiliate to another; provided, however, that unless the Committee specifies otherwise, whether before or after the grant date, a termination of Continuous Service shall occur if an Affiliate with respect to which a Participant is employed, or performing services, ceases to be an Affiliate and the Participant does not immediately thereafter become an Employee or Director of, or Consultant to, the Corporation or an Affiliate. A termination of Continuous Service shall not occur in the event of a leave of absence if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted or terminated in the case of any other leave of absence.

“Corporation” means Fuel-Tech, Inc. a Delaware corporation.

“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code.

“Director” means a member of the Board.

“Disability” means (i) a permanent or long-term disability as defined in any individual agreement between the Corporation or an Affiliate and the Participant or (ii) if there is no such agreement or if such agreement does not define Disability: that a Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the disability benefits plan(s) of the Corporation or an Affiliate.

“Disqualifying Disposition” has the meaning set forth in Section 6.4(b).

“Effective Date” has the meaning set forth in Section 21.

“Employee” means any individual who is a salaried employee on the payroll of the Corporation or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

“Fair Market Value Per Share” in reference to the Shares means: (a) if there is a regular public trading market for the Shares, the “Fair Market Value” of a Share shall mean, as of any given date, (i) the average of the high and low sales price of a Share on the composite transaction tape of the NasdaqGS (based on the regular business hours of the NasdaqGS, without regard to after-hours trading that may hereinafter be commenced on such exchange), on the most recent date for which such prices are available, or (ii) if the Shares are not listed on the NasdaqGS, the analogous closing price on any other established securities exchange or national market system on which the Shares are listed, or (b) if there is no regular public trading market for the Shares, the “Fair Market Value” of a Share shall be determined by the Committee in good faith after taking into consideration all factors which it deems appropriate, including, without limitation, Section 409A of the Code and the regulations and guidance thereunder for purposes of Non-Qualified Stock Options, and Section 422(c)(1) of the Code and the regulations and guidance thereunder for purposes of Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary, all determinations of the Fair Market Value shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Incentive Stock Option” means a stock option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Award in accordance with Section 10.

“Nonemployee Director” means a director of the Corporation who is a “nonemployee director” within the meaning of Rule 16b-3.

“Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

“Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Award to purchase Shares granted pursuant to Section 6.

“Other Award” has the meaning set forth in Section 12.

“Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Award” means any Award designated by the Committee as a Performance Award pursuant to Section 10.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Corporation (or Affiliate, division, business unit, or operational unit of the Corporation) and shall be limited to the following: (a) net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) gross revenue, net revenue, gross revenue growth or net revenue growth; (d) sales of particular products or services; (e) gross profit, gross profit growth, net profit or net operating profit (before or after taxes); (f) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentive pay, contributions to 401(k) or other employee benefit plans, or items of income or expense not occurring in the normal course of business, whether or not on continuing operations or on an aggregate or per share basis (basic or fully diluted); (g) return on assets, capital, invested capital, equity, or sales (discounted or otherwise); (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) one or more operating ratios such as earnings before or after interest, taxes and/or depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management or cost targets; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total stockholder return); (p) book value; (q) financing and other capital raising transactions (including sales of the Corporation’s equity or debt securities; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) completion of acquisitions, business expansion, reorganizations or divestitures (in whole or in part); (v) borrowing levels, leverage ratios or credit rating; (w) market share; (x) customer or employee acquisition or retention; (y) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Corporation or a third-party manufacturer) and validation of manufacturing processes (whether the Corporation’s or a third-party manufacturer’s); (z) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); (aa) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Corporation’s products (including with group purchasing organizations, distributors and other vendors); (bb) supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Corporation’s products); (cc) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (dd) economic value-added models or equivalent metrics; (ee) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, succession and hiring projects, or expansions of specific business operations; (ff) timely completion of new product roll-outs; (gg) timely launch of new facilities; (hh) sales or licenses of the Corporation’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); or (ii) royalty income. Any one or more of the Performance Criteria may be used on an absolute or relative basis, or as compared to the performance of a group of comparable companies, or published or special index, or the Committee may select Performance Criterion (o) above as compared to various stock market indices.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Corporation’s fiscal year.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

“Plan” means this Fuel Tech, Inc. 2014 Long-Term Incentive Plan, as amended from time to time.

“Plan Termination Date” has the meaning set forth in Section 21.

“Prior Plan” means the 1993 Incentive Plan of the Corporation, as amended, modified and restated from time to time.

“Restricted Shares” means Shares which have certain restrictions attached to the ownership thereof, which may be issued under Section 8.

“Restricted Stock Unit” means the right granted pursuant to Section 9 to receive a payment equivalent in value to one Share on the date of payment, which payment may be made in cash, stock or a combination thereof.

“Rule 16b-3” means such rule as promulgated by the Securities and Exchange Commission under the Exchange Act as now in force or as such regulation or successor regulation shall be hereafter amended.

“Securities Act” means the Securities Act of 1933 as amended or in effect from time to time, or any successor statute.

“Shares” mean shares of common stock, par value $0.01 per share, of the Corporation.

“Stock Appreciation Right” means a right which may be issued under Section 7, the value of which is determined relative to the appreciation in value of Shares.

“Substitute Awards” shall mean Awards granted or Shares issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or with which the Corporation combines.

“Ten-Percent Stockholder” means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Corporation.

3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;

(d) to determine when Awards are to be granted under the Plan and the applicable grant date;

(e) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(f) to determine the number of Shares or amount of cash to be made subject to each Award;

(g) to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(h) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions (e.g., terms and conditions based on service, performance, a Change in Control, or retirement), and to specify the provisions of the Award Agreement relating to such grant;

(i) to designate an Award (including a cash bonus) as a Performance Award and to select the Performance Criteria that will be used to establish the Performance Goals;

(j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award, subject to Section 20.1;

(k) to determine the duration and purpose of leaves of absence which may be granted to Participants without constituting a termination of Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Corporation’s employment policies;

(l) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(m) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;

(n) to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest (subject to Section 10, if applicable);

(o) to adjust the vesting schedule of any Award to reflect a change in a Participant’s status from/to a full-time Employee to/from a part-time Employee and/or a change in a Participant’s status from/to an Employee to/from a Consultant or Director; and

(p) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Subject to Section 20.1, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that, if the modification effects a repricing, stockholder approval shall be required before the repricing is effective. For clarification, without the approval of the Corporation’s stockholders, other than pursuant to Section 13.1, the Committee shall not (i) reduce the grant price of any Option or Stock Appreciation Right after the date of grant, (ii) cancel any Option or Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

3.2 Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons.

3.3 Committee Composition and Procedures. Except as otherwise determined by the Board for purposes of complying with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code, the Plan shall be administered by the Compensation Committee of the Board. If the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, if necessary, the Committee shall be a subcommittee of the Compensation Committee of the Board that at all times consists solely of two or more Nonemployee Directors who are also Outside Directors. Unless otherwise provided in the charter governing the Committee, the Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Delegation. To the extent not inconsistent with applicable law, including Section 162(m) of the Code, with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Corporation (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

3.5 Section 16. It is the intent of the Corporation that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 3.5, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

3.6 Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without stockholder or grantee approval, amend the Plan or the relevant Award Agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Corporation’s federal income tax deduction for compensation paid pursuant to any such Award.

4. Eligibility and Awards. The Committee shall determine which persons shall be Participants, the types of Awards to be made to Participants and the terms, conditions and limitations applicable to the Awards. Incentive Stock Options may be granted only to Employees of the Corporation or a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code or a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

5. Shares Subject to This Plan; Award Limits.

5.1 Number of Shares. Subject to adjustment as provided in Section 13.1, a total of 2,000,000 Shares shall be authorized for Awards granted under the Plan less one (1) Share for every one (1) Share granted under the Prior Plan after December 31, 2013 and prior to the effective date of the Plan. After the effective date of the Plan (as provided in Section 21), no awards may be granted under the Prior Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. The maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is 5,000,000.

5.2 If (a) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan or (b) after December 31, 2013 any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right), then in each such case the Shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis.

5.3 In the event that (a) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Corporation, or (b) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Corporation, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that after December 31, 2013 (i) any option or award under the Prior Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Corporation, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Corporation, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis.

5.4 Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 5.5 or 10.3(f), nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in Sections 5.2 and 5.3 above. Additionally, in the event that a company acquired by the Corporation or any subsidiary or with which the Corporation or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Sections 5.2 and 5.3 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.5 Award Limits. Subject to adjustment in accordance with Section 13.1, no Participant shall be granted, during any one (1) calendar year period, Options and Stock Appreciation Rights with respect to more than 1,000,000 Shares in the aggregate or any other Awards with respect to more than 1,000,000 Shares in the aggregate. If an Award is to be settled in cash, the number of Shares on which the Award is based shall count toward the individual share limits set forth in this Section 5.5. Each of the limitations in this Section 5.5 shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Corporation and its subsidiaries.

6. Options. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Except in the case of Substitute Awards or in connection with an adjustment provided in Section 13, the option price per Share for all Options shall be not less than one hundred per cent (100%) of the Fair Market Value Per Share on the date the Option is granted (one hundred ten percent (110%) in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2 Award Agreements for Options shall specify when an Option may be exercisable. The exercise price shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the exercise price may be paid: (i) through a “cashless” exercise program established with a broker; (ii) by reduction in the number of Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; (iii) any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., the Shares are listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Corporation, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.3 Termination of Options.

(a) General. Unless the Committee determines that a shorter term shall apply and such shorter term is set forth in the Award Agreement evidencing such Option, an Option shall terminate and shall no longer be exercisable ten years from the date on which such Option is granted (or five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

(b) Death or Disability. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service as a result of the Participant’s death or Disability, any Option held by such Participant may thereafter be exercised by the Participant (or his or her beneficiary designated in accordance with Section 22.10 or estate), to the extent it was exercisable at the time of termination, until the earlier of (1) twelve months from the date of such termination of Continuous Service or (2) the expiration of the stated term of such Option.

(c) Termination for Cause. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service by the Corporation or an Affiliate for Cause, any Option held by such Participant, whether or not exercisable, shall terminate and shall no longer be exercisable as of the date of such termination of Continuous Service.

(d) Other Termination of Continuous Service. With respect to any Option, unless otherwise determined by the Committee and set forth in the Award Agreement evidencing such Option, in the event of a Participant’s termination of Continuous Service for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, until the earlier of (1) three months from the date of such termination of Continuous Service or (2) the expiration of the stated term of such Option; provided, however, that if the Participant shall die during such three-month period, the time of termination of the unexercised portion of the Option shall be the earlier of one year from the date of death and the expiration of the stated term of such Option.

(e) Unauthorized Transfer of Option. Except to the extent permitted by Section 22.2, an Option shall terminate and shall no longer be exercisable on the date on which such Option or any part thereof or right or privilege relating thereto is transferred (otherwise than by will or the laws of descent and distribution), assigned, pledged, hypothecated, attached or otherwise disposed of by the Participant.

(f) Unvested Options. Unless otherwise determined by the Committee or as set forth in any applicable Award Agreement, and notwithstanding any provision in this Section 6.3 to the contrary, any Option that is unvested as of the date of a Participant’s termination of Continuous Service shall terminate and shall be forfeited as of the date of such termination of Continuous Service.

(g) Extension of Termination Date. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement; provided, that, such extension does not result in an extension of the exercise period of the Option for purposes of Treasury Regulation Section 1.409A-1(b)(5)(C)(1) or other guidance pertaining to the extension of a stock right promulgated under Section 409A of the Code. For clarification, an extension of the exercise period of an Option pursuant to this Section 6.3(g) may cause an Incentive Stock Option to cease to qualify as an Incentive Stock Option.

6.4 Incentive Stock Options.

(a) To the extent that the aggregate Fair Market Value Per Share of Shares with respect to which Incentive Stock Options granted under the Plan (and any other plans) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent necessary so that such aggregate Fair Market Value Per Share of Shares subject to the Incentive Stock Option does not exceed $100,000. For purposes of the foregoing sentence, Incentive Stock Options shall be treated as Non-Qualified Stock Options according to the order in which they were granted such that the most recently granted Incentive Stock Options are first treated as Non-Qualified Stock Options.

(b) Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the grant date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Corporation in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

7. Stock Appreciation Rights. Stock Appreciation Rights may be granted under this Plan from time to time. If Stock Appreciation Rights are granted they shall be upon the following terms and conditions, and such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee in its discretion shall deem desirable:

7.1 A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of, an Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Non-Qualified Option may be granted at the time of grant of the related Option or at any time thereafter during the term of the Option. Any Stock Appreciation Right issued in tandem with an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.2 Award Agreements for Stock Appreciation Rights shall conform to the requirements of this Plan and may contain such other provisions (including but not limited to, the permitted form of payment for the exercise of the Stock Appreciation Right, the requirement of employment for designated periods of time prior to exercise and the ability of the Committee to revoke Stock Appreciation Rights which are issued in tandem with Options without compensation to the Participant) as the Committee shall deem advisable. Except in the case of Substitute Awards or in connection with an adjustment provided in Section 13, the exercise price of a Stock Appreciation Right not issued in tandem with a Non-Qualified Option shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one Share on the grant date of such Stock Appreciation Right.

7.3 Stock Appreciation Rights issued in tandem with Options shall be subject to the following:

(a) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable; provided, that, in the event that on the last business day of the term of an Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement; provided, that, such extension does not result in an extension of the exercise period of the Stock Appreciation Right for purposes of Treasury Regulation Section 1.409A-1(b)(5)(C)(1) or other guidance pertaining to the extension of a stock right promulgated under Section 409A of the Code.

(b) Upon exercise of Stock Appreciation Rights the holder thereof shall be entitled to receive a number of Shares equal in aggregate value to the amount by which the Fair Market Value Per Share on the date of such exercise shall exceed the option price per Share of the related Option, multiplied by the number of Shares in respect of which the Stock Appreciation Rights shall have been exercised.

(c) All or any part of the obligation arising out of an exercise of Stock Appreciation Rights may, at the discretion of the Committee, be settled by the payment of cash equal to the aggregate value of the Shares (or a fraction of a Share) that would otherwise be delivered under Section 7.3(b).

(d) Upon exercise of Stock Appreciation Rights the unexercised tandem Options of the Participant shall automatically terminate upon the exercise of such Stock Appreciation Rights.

(e) Stock Appreciation Rights issued in tandem with Options shall automatically terminate upon the exercise of such Options.

8. Restricted Shares. Awards of Restricted Shares may be granted under this Plan from time to time. If Awards of Restricted Shares are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

8.1 Restricted Shares are Shares which are subject to such terms, conditions and restrictions as the Committee deems appropriate, which may include restrictions upon the sale, assignment, transfer or other disposition of the Restricted Shares and the requirement of forfeiture of the Restricted Shares upon termination of Continuous Service under certain specified conditions. The Committee may condition the lapsing of restrictions on part or all of an Award of Restricted Shares upon the attainment of specific performance goals or such other factors as the Committee may determine. Awards of Restricted Shares may be granted for no cash consideration or for such minimum consideration as may be required by applicable law.

8.2 Award Agreements for Restricted Shares shall conform to the requirements of this Plan, and may contain such other terms and conditions (including but not limited to, a description of a period during which the Participant may not transfer the Restricted Shares and limits on encumbering the Restricted Shares during such period) as the Committee shall deem desirable.

8.3 Any Restricted Shares issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. If the Committee determines that Restricted Share certificates shall be held by the Corporation or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Corporation (a) an escrow agreement satisfactory to the Committee, if applicable and (b) the appropriate blank stock power with respect to the Restricted Shares covered by such agreement. If a Participant fails to execute an Award Agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and stock power, the Award shall be null and void.

8.4 Except as otherwise provided in this Plan or in the Award Agreement, the Participant shall have, with respect to Awards of Restricted Shares, all of the rights of a stockholder of the Corporation, including the right to vote the Restricted Shares and the right to receive any cash or stock dividends on such Restricted Shares; provided, however, that unless otherwise determined by the Committee, (a) the payment of cash dividends shall be deferred until the underlying Restricted Shares vest and, (b) in the event the underlying Restricted Shares are forfeited, such dividends will be forfeited at the time the underlying Restricted Shares are forfeited. Any reinvestment of deferred cash dividends shall be as determined by the Committee. Stock dividends issued with respect to Restricted Shares shall be Restricted Shares and shall be subject to the same terms, conditions and restrictions that apply to the Restricted Shares with respect to which such dividends are issued. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares that vest based on achievement of performance goals shall either (x) not be paid or credited or (b) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

9. Restricted Stock Units. Awards of Restricted Stock Units may be granted under this Plan from time to time. If Awards of Restricted Stock Units are granted they shall be upon the following terms and conditions and such additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee in its discretion shall deem desirable:

9.1 A Restricted Stock Unit represents the right to receive a payment in cash, Shares or a combination thereof equivalent in value to one Share on the date of payment of the Restricted Stock Unit. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Corporation will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) may be credited with cash and stock dividends paid by the Corporation in respect of one Share and, unless otherwise determined by the Committee, such dividend equivalents shall be deferred until the underlying Restricted Stock Units vest, and (b) in the event the underlying Restricted Stock Units are forfeited, such dividend equivalents will be forfeited at the time the underlying Restricted Stock Units are forfeited. Dividend equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividend equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit that vests based on achievement of performance goals shall either (x) not be paid or credited or (b) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

9.2 Award Agreements for Restricted Stock Units shall conform to the requirements of this Plan, and may contain such other terms and conditions as the Committee shall deem desirable.

10. Performance Awards. The Committee shall have the authority, at the time of grant of any Award described in this Plan, to designate such Award as a Performance Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

10.1 Eligibility. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Award shall be decided solely in accordance with the provisions of this Section 10. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period. In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

10.2 Discretion of Committee with Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal quarter in duration), the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Corporation and the Performance Formula. The Committee also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph to the extent permitted under Section 162(m) of the Code. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the

Code), the Committee shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 10.2 and record the same in writing.

10.3 Payment of Performance Awards.

(a) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Corporation on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.

(b) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 10.3(d), if and when it deems appropriate.

(d) Use of Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate; provided, that, the exercise of such discretion would not cause the Performance Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained or (B) increase a Performance Award above the maximum amount payable under Section 10.3(f).

(e) Timing of Award Payments. Performance Awards granted for a Performance Period shall be paid to Participants as set forth in the applicable Award Agreement, but in no event prior to the completion of the certifications required by Section 10.3(c).

(f) Maximum Award Payable. Notwithstanding any provision in the Plan to the contrary, during any calendar year no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than $2,000,000 may be earned for each twelve (12) months in the Performance Period. With respect to other Performance Awards, the Award limits set forth in Section 5 shall apply (subject to adjustment as set forth in Section 13). Furthermore, any Performance Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date. Each of the limitations in this Section 10.3(f) shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Corporation and its subsidiaries.

(g) Stockholder Approval and Re-approval Required. Unless the Corporation submits this Section 10 and the definition of “Performance Goal” and “Performance Criteria” to the Corporation’s stockholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), and such stockholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under this Section 10 after the date of the applicable stockholders’ meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

(h) Dividends. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Performance Award shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Performance Award with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

11. Director Awards. With respect to each calendar year, the Board shall determine the amount, type and combination of Awards, if any, to be granted to each Director, which may consist of any type and/or any combination of Awards authorized under the Plan subject to the following limits: (a) the maximum number of Shares subject to Awards granted to any Director during any single calendar year shall not exceed 500,000 with respect to Awards of Options and/or Stock Appreciation Rights, and (b) the maximum number of Shares subject to Awards granted to any Director during any single calendar year shall not exceed 500,000 with respect to Awards of Restricted Shares, Restricted Stock Units and/or Other Awards; provided, however, that the limitations of this Section 11 shall be multiplied by two (2) with respect to Awards granted in the first year a person becomes a Director.

12. Other Awards.

12.1 Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Awards need not be the same with respect to each recipient.

12.2 Shares (including securities convertible into Shares) subject to Awards granted under this Section 12 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 12 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

13. Adjustments Upon Changes in Capitalization.

13.1 In the event of changes in the outstanding Shares or in the capital structure of the Corporation by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the maximum number of Shares subject to all Awards stated in Section 5 and the maximum number of Shares with respect to which any one person may be granted Awards during any period stated in Section 5, Section 10.3(f) and Section 11 will be equitably adjusted or substituted, as to the number, price or kind of a Share or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award and taking applicable tax and accounting treatment into account. In the case of adjustments made pursuant to this Section 13.1, unless the Committee specifically determines that such adjustment is in the best interests of the Corporation or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 13.1 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.

13.2 The existence of an Award under this Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks, or loan notes ahead of or affecting the Shares or rights thereunder or convertible thereto, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Change in Control.

14.1 Definition of Change in Control. For purposes of the Plan, the term “Change in Control” means, subject to Section 14.2 below, the first to occur of the following events:

(a) The acquisition by any person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding Shares of the Corporation, taking into account as outstanding for this purpose Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Corporation or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Corporation or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(b) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its subsidiaries, taken as a whole, to any person that is not a subsidiary of the Corporation;

(c) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(d) The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Corporation; or

(e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Corporation (the “Parent Corporation”), is represented by the Outstanding Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Corporation Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Corporation (or the analogous governing body) (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

14.2 Excluded Transactions. Anything to the contrary herein notwithstanding, an event that falls within the definition of “Change in Control,” as set forth above, shall not be deemed to be a Change in Control for purposes of the payment or settlement of Awards constituting non-qualified deferred compensation under Section 409A of the Code unless such event constitutes a “change in the ownership of the Corporation,” a “change in the effective control of the Corporation,” or a “change in the ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A of the Code (using the default definitions therein); and, in determining whether there has been a Change in Control, the provisions of Section 14.1 shall be applied and construed in a manner consistent with Section 409A of the Code, including, without limitation, the references to “persons acting as a group” as set forth in Treasury Regulation Section 1.409A-3(i)(5).

14.3 Effect of Change in Control. In the event of a Change in Control, the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (a) provide that any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may, in whole or in part, automatically be deemed vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control, (b) cancel any Award in exchange for an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of, or realization of the Participant’s rights under, the portion of such Award (assuming that the entire Award was vested immediately prior to the Change in Control), provided that if the amount that could have been obtained upon the exercise or settlement of or realization of the Participant’s rights under such Award (assuming that the entire Award was vested immediately prior to the Change in Control), in any case, is equal to or less than zero, then the Award may be terminated without payment; (c) provide for the assumption of existing Awards or the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any outstanding Award previously granted hereunder, as determined by the Committee in its sole discretion; and/or (d) provide that for a period of at least ten business days prior to the Change in Control, any Options and/or Stock Appreciation rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options and/or Stock Appreciation Rights shall terminate and be of no further force and effect. For the avoidance of doubt, the Committee may treat individual Participants and Awards (or portions thereof) differently under this Section 14.3. For clarification, any actions taken to accelerate vesting pursuant to this Section 14.3 shall be contingent on the consummation of the transaction constituting a Change in Control.

15. Effect of the Plan On Right to Continued Employment and Interest in Particular Property.

(a) None of the existence of this Plan, any Awards granted pursuant hereto or any Award Agreement shall create any right to continued employment of any Participant by the Corporation or its Subsidiaries. No Participant shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation or in any particular Share or Shares of the Corporation that may be held by the Corporation (other than Restricted Shares held by a custodian) by virtue of any Award. A Participant may be granted additional Awards under this Plan under such circumstances and at such times as the Committee may determine; provided, however, that no participant shall be entitled to any Award in the absence of a specific grant by the Committee of an Award, notwithstanding the prior grant of an Award to such Participant. For purposes of clarification, Awards granted under the Plan shall not guarantee employment or any service relationship for the length of all, or any portion, of the vesting schedule of the underlying Awards.

(b) This Plan shall not be deemed a substitute for, and shall not preclude the establishment or continuation of any other plan, practice or arrangement that may now or hereafter be provided for the payment of compensation, special awards or benefits to directors, officer, employees, consultant and agents of the Corporation and its Affiliates generally, or to any class or group of employees, including without limitation, any retirement, pension, excess benefit, thrift, savings, profit-sharing, insurance, long-term disability, health care plans or other employee benefit plans. Any such arrangements may be authorized by the Corporation and payment thereunder made independently of this Plan. No income of a Participant attributable to this Plan shall be included in the Participant’s earnings for purposes of any benefit plan in which the Participant may be eligible to participate, unless specifically provided otherwise in such other plan.

16. Withholding Taxes. The Corporation shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any foreign, federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Participant by the Corporation) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Corporation previously owned and unencumbered Shares.

17. Deferrals. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

18. Awards and Certificates; Stockholder Rights. Shares issued under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements to receive Shares pursuant to such Award.

19. Securities Law Compliance; Legends. Each Award Agreement shall provide that no Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel and (b) if required to do so by the Corporation, the Participant has executed and delivered to the Corporation a letter of investment intent in such form and containing such provisions as the Committee may require. The Corporation shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Corporation to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of Shares under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Shares upon exercise of such

Awards unless and until such authority is obtained. Certificates for such Shares (if any) may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

20. Amendments.

20.1 Plan and Award Amendments. The Board may at any time prior to the Plan Termination Date modify, terminate, amend or, suspend the Plan and/or any Award Agreement granted thereunder in any respect; provided, however, that stockholder approval shall be obtained if such approval is required by law or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act or with Section 422 of the Code or, with respect to Performance Awards, Section 162(m) of the Code, the regulations promulgated by the Treasury Department thereunder, or with the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded and, provided further that, subject to the terms of Section 14, no amendment, modification, termination or suspension of the Plan and/or any Award Agreement shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the consent of the Participant holding such Award, except that no such consent shall be required if the Committee determines in its sole discretion that such amendment, modification or termination is required or advisable in order for the Corporation, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule, or to meet the requirements of any intended accounting treatment under generally accepted accounting principles. Notwithstanding the foregoing, the Board may (but shall not be required to) amend the Plan and/or any Award without obtaining the consent of any Participant to the extent necessary (as determined by the Committee in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant’s Award Agreement with respect to an Award or shares underlying such Award. The Corporation and its Affiliates and their respective employees, officers and directors shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Corporation to so comply.

20.2 Award Amendments. Subject to the terms and conditions and within the limitations of this Plan (including Section 20.1 above), the Committee may amend, cancel, modify, or extend outstanding Awards granted under this Plan.

21. Effective Date of Plan; Expiration of the Plan. The Plan shall become effective as May 22, 2014 (the “Effective Date”) subject to the approval of the Plan by the Corporation’s stockholders. The Plan shall terminate automatically on the tenth anniversary of the Effective Date (the “Plan Termination Date”), unless earlier terminated pursuant to Section 20. No Award shall be granted pursuant to the Plan after the Plan Termination Date or after an earlier termination of the Plan or during any suspension pursuant to Section 20, but Awards theretofore granted shall remain outstanding until they have vested, been exercised, or terminated or have expired by their respective terms.

22. Miscellaneous Provisions.

22.1 Awards in Various Countries. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Corporation intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Corporation’s obligation with respect to tax equalization for Participants on assignments outside their home countries.

22.2 Transferability. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Corporation shall cooperate with any Permitted Assignee and the Corporation transfer agent in effectuating any transfer permitted under this Section.

22.3 Cancellation of Awards. Except as otherwise provided in this Plan or in applicable Award Agreements, the terms of which need not be uniform among Participants, if a Participant’s Continuous Service ceases (regardless of the reason therefor), all of such Participant’s unexercised Awards and Awards on which there are restrictions shall be immediately canceled.

22.4 Governing Law. This Plan, its administration and all Awards granted hereunder, the terms and provisions of any related Award Agreements and the rights of all Participants shall be governed and interpreted in accordance with the laws of Delaware, U.S.A.

22.5 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation and/or its Affiliates.

22.6 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement).

22.7 Unfunded Plan. The Plan shall be unfunded. Neither the Corporation, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

22.8 Delivery. Upon exercise of a right granted under this Plan, the Corporation shall issue Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Corporation may otherwise have, for purposes of this Plan, forty-five (45) days shall be considered a reasonable period of time.

22.9 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts constituting “deferred compensation” pursuant to Section 409A of the Code that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month period following the Participant’s separation from service (or the Participant’s death, if earlier).

22.10 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime.

22.11 Expenses. The costs of administering the Plan shall be paid by the Corporation.

22.12 Severability. If any provision of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

22.13 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

22.14 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

22.15 Dividend Equivalent Payments. Dividend equivalent payments shall not be awarded or payable with respect to any Option or Stock Appreciation Right.

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2018. Vote by Internet • Go to www.envisionreports.com/FTEK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. 1.Election of Directors: 01- Vincent J. Arnone 04- James J. Markowsky For Withhold 02 - Douglas G. Bailey 05 - Thomas S. Shaw, Jr. For Withhold 03- Sharon L. Jones 06- Dennis L. Zeitler For Withhold 2. Proposal to adopt an amendment to the Company’s Certificate of Incorporation to: (i) effect a reverse stock split of our outstanding Common Stock at a ratio of not less than one-for-five (1:5) and not more than one-for-ten (1:10), and (ii) to reduce proportionately the shares of Common Stock authorized for issuance. 4. Proposal to ratify the appointment of RSM US LLP as Fuel Tech’s independent registered public accounting firm For Against Abstain 3.Proposal to amend to the Company’s 2014 Long-Term Incentive Plan to increase the number of shares available under that plan by 1,200,000 shares 5. Advisory vote on executive compensation For Against Abstain B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890 J N T 1UP X 3741 151 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02SWTA MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

2018 Annual Meeting 2018 Annual Meeting of Fuel Tech, Inc. Stockholders May 16, 2018 at 10:00 a.m. 27601 Bella Vista Parkway, Warrenville, Illinois 60555 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q Proxy — FUEL TECH, INC. Notice of 2018 Annual Meeting of Stockholders 27601 Bella Vista Parkway, Warrenville, Illinois 60555 Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2018 Vincent J. Arnone and Albert G. Grigonis, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Fuel Tech, Inc. to be held on May 16, 2018 at 10 a.m. or at any postponement or adjournment thereof. The Board of Directors recommends a vote for the election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)